                             AMENDED AND RESTATED LEASE

                                 DATED JUNE 9, 1998

                                      BETWEEN

                        EDUCORP PROPERTIES, INC., as Lessor

                                        and

                        THE TESSERACT GROUP, INC., as Lessee

                                 TABLE OF CONTENTS

ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1    Leased Property. . . . . . . . . . . . . . . . . . . . . . . . .   1
            1.1.1   Paradise Valley Montessori Property. . . . . . . . . . .   1
            1.1.2   Paradise Valley Property . . . . . . . . . . . . . . . .   2
            1.1.3   Leased Property; Land; Leased Improvements . . . . . . .   3
     1.2    Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.3    Contingencies. . . . . . . . . . . . . . . . . . . . . . . . . .   3
            1.3.1   Lessor's Acquisition of the Paradise Valley
                    Property . . . . . . . . . . . . . . . . . . . . . . . .   3
            1.3.2   Cross-Default with Related Leases. . . . . . . . . . . .   3
            1.3.3   Security Documents . . . . . . . . . . . . . . . . . . .   4

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.     Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     3.1    Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
            3.1.1   Minimum Rent . . . . . . . . . . . . . . . . . . . . . .   9
            3.1.2   Pre-Payment of Minimum Rent. . . . . . . . . . . . . . .   9
     3.2    Annual Escalation of Minimum Rent. . . . . . . . . . . . . . . .  10
     3.3    Additional Charges . . . . . . . . . . . . . . . . . . . . . . .  10
     3.4    Net Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.5    Late Charge. . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     4.1    Payment of Impositions . . . . . . . . . . . . . . . . . . . . .  11
     4.2    Notice of Impositions. . . . . . . . . . . . . . . . . . . . . .  12
     4.3    Utility Charges. . . . . . . . . . . . . . . . . . . . . . . . .  13
     4.4    Insurance Premiums . . . . . . . . . . . . . . . . . . . . . . .  13
     4.5    Payables . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     4.6    Pre-Payment of Impositions and Insurance Premiums. . . . . . . .  13

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     5.1    No Termination, Abatement, etc . . . . . . . . . . . . . . . . .  14
     5.2    Abatement Procedures . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     6.1    Ownership of the Leased Property . . . . . . . . . . . . . . . .  15
     6.2    Lessee's Personal Property . . . . . . . . . . . . . . . . . . .  15
     6.3    Consumable Inventory . . . . . . . . . . . . . . . . . . . . . .  15
     6.4    Lessor's Purchase Option . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

     7.1    Condition of Leased Property . . . . . . . . . . . . . . . . . .  17
     7.2    Use of the Leased Property . . . . . . . . . . . . . . . . . . .  17
     7.3    Radius Restriction . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     8.1    Compliance with Legal and Insurance Requirements,
            Instruments, etc.. . . . . . . . . . . . . . . . . . . . . . . .  19
     8.2    Legal Requirement Covenants. . . . . . . . . . . . . . . . . . .  19

ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     9.1    Maintenance and Repair . . . . . . . . . . . . . . . . . . . . .  20
     9.2    Expenditures to Comply with Law. . . . . . . . . . . . . . . . .  21
     9.3    Encroachments, Restrictions, etc.. . . . . . . . . . . . . . . .  22

ARTICLE X. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     10.1   Lessee's Obligations for Hazardous Materials . . . . . . . . . .  22
     10.2   Definition of Hazardous Materials. . . . . . . . . . . . . . . .  23

ARTICLE XI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     11.1   No Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE XII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     12.    Permitted Contests . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE XIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     13.1   General Insurance Requirements . . . . . . . . . . . . . . . . .  24
     13.2   Replacement Cost . . . . . . . . . . . . . . . . . . . . . . . .  25
     13.3   Additional Insurance . . . . . . . . . . . . . . . . . . . . . .  25
     13.4   Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . .  26
     13.5   Form Satisfactory, etc.. . . . . . . . . . . . . . . . . . . . .  26
     13.6   Increase in Limits . . . . . . . . . . . . . . . . . . . . . . .  26
     13.7   Blanket Policy . . . . . . . . . . . . . . . . . . . . . . . . .  26
     13.8   No Separate Insurance. . . . . . . . . . . . . . . . . . . . . .  27
     13.9   Continuous Coverage. . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE XIV. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     14.1   Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . .  27
     14.2   Reconstruction in the Event of Damage or Destruction
            Covered by Insurance Proceeds. . . . . . . . . . . . . . . . . .  27
     14.3   Reconstruction in the Event of Damage or Destruction Not
            Covered by Insurance . . . . . . . . . . . . . . . . . . . . . .  28
     14.4   Lessee's Personal Property . . . . . . . . . . . . . . . . . . .  28
     14.5   Restoration of Lessee's Property . . . . . . . . . . . . . . . .  28
     14.6   No Abatement of Rent . . . . . . . . . . . . . . . . . . . . . .  28
     14.7   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE XV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     15.    Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     15.1   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     15.2   Parties' Rights and Obligations. . . . . . . . . . . . . . . . .  29
     15.3   Total Condemnation . . . . . . . . . . . . . . . . . . . . . . .  29
     15.4   Allocation of Portion of Award . . . . . . . . . . . . . . . . .  29
     15.5   Partial Taking . . . . . . . . . . . . . . . . . . . . . . . . .  30
     15.6   Temporary Taking . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE XVI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     16.1   Events of Default. . . . . . . . . . . . . . . . . . . . . . . .  31
     16.2   Certain Remedies . . . . . . . . . . . . . . . . . . . . . . . .  33
     16.3   Damages. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     16.4   Remedies Relating to Operation of the Paradise Valley
            Montessori Property as a Charter School. . . . . . . . . . . . .  35
     16.5   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     16.6   Application of Funds . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE XVII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     17.    Lessor's Right to Cure Lessee's Default. . . . . . . . . . . . .  36

ARTICLE XVIII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     18.1   Options to Extend. . . . . . . . . . . . . . . . . . . . . . . .  37
     18.2   Minimum Rent During Extended Terms . . . . . . . . . . . . . . .  37

ARTICLE XIX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     19.    Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE XX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     20.    Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE XXI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     21.    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE XXII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     22.    Subletting and Assignment. . . . . . . . . . . . . . . . . . . .  41
     22.1   Attornment . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     22.2   Sublease Limitation. . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE XXIII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     23.    Officer's Certificates and Financial Statements. . . . . . . . .  42

ARTICLE XXIV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     24.    Lessor's Right of Entry. . . . . . . . . . . . . . . . . . . . .  42

ARTICLE XXV. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     25.1   Assignment of Intangibles. . . . . . . . . . . . . . . . . . . .  43
     25.2   Adjustments and Prorations . . . . . . . . . . . . . . . . . . .  44
     25.3   Transfer of Operations . . . . . . . . . . . . . . . . . . . . .  45
     25.4   Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .  46
     25.5   No Limitation. . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE XXVI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     26.    No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE XXVII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     27.    Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE XXVIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     28.    Acceptance of Surrender. . . . . . . . . . . . . . . . . . . . .  47

ARTICLE XXIX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     29.    No Merger of Title . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE XXX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     30.    Conveyance by Lessor . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE XXXI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     31.    Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE XXXII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     32.    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE XXXIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     33.1   Lessor May Grant Liens . . . . . . . . . . . . . . . . . . . . .  49
     33.2   Lessee's Right to Cure . . . . . . . . . . . . . . . . . . . . .  49
     33.3   Breach by Lessor . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE XXXIV. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     34.    Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . .  50
     34.1   Survival of Obligations. . . . . . . . . . . . . . . . . . . . .  50
     34.2   Late Charges; Interest . . . . . . . . . . . . . . . . . . . . .  50
     34.3   Limits of Lessor's Liability . . . . . . . . . . . . . . . . . .  50
     34.4   Prohibited Transactions. . . . . . . . . . . . . . . . . . . . .  50
     34.5   Addendum, Amendments and Exhibits. . . . . . . . . . . . . . . .  51
     34.6   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     34.7   Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     34.8   Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     34.9   Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     34.10  Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . .  51

     34.11  Successors and Assigns . . . . . . . . . . . . . . . . . . . . .  51
     34.12  Recordation. . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     34.13  Prior and Future Agreements. . . . . . . . . . . . . . . . . . .  51
     34.14  Partial Invalidity . . . . . . . . . . . . . . . . . . . . . . .  52
     34.15  Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . .  52
     34.16  Authority of Lessor and Lessee . . . . . . . . . . . . . . . . .  52
     34.17  Relationship of the Parties. . . . . . . . . . . . . . . . . . .  52
     34.18  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     34.19  Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                             AMENDED AND RESTATED LEASE


     THIS AMENDED AND RESTATED LEASE (this "Lease"), dated as of June 9, 1998, by and between EDUCORP PROPERTIES, INC., a Nevada corporation, herein called "Lessor", and THE TESSERACT GROUP, INC., a Minnesota corporation, herein called "Lessee", amends and restates in its entirety that certain Lease ("Original Lease"), dated as of the 29th day of May, 1998, by and between Lessor and Lessee. This Lease does not terminate or replace the Original Lease, which shall remain effective (as amended and restated hereby) until the expiration or earlier termination of this Lease. In the event of any conflict or inconsistency between the terms of this Lease and the terms of the Original Lease, the terms of this Lease shall prevail.

                                      ARTICLE I

          1.1    LEASED PROPERTY.

                 1.1.1 PARADISE VALLEY MONTESSORI PROPERTY. Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee, and Lessee rents and hires from Lessor all of the following (the "Paradise Valley Montessori Property"):

                 (i) The real property situated in the City of Phoenix, County of Maricopa, State of Arizona, and more particularly described in EXHIBIT "A-1" attached hereto (the "Paradise Valley Montessori Land");

                 (ii) All buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Paradise Valley Montessori Land, including without limitation that certain educational facility commonly known as "Paradise Valley Montessori School" (collectively, the "Paradise Valley Montessori Improvements");

                 (iii) All easements, rights and appurtenances relating to the Paradise Valley Montessori Land and the Paradise Valley Montessori Improvements;

                 (iv) All permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, permanently affixed to or incorporated into the Paradise Valley Montessori Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by the law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, to the extent acquired by Lessor pursuant to the Paradise Valley Montessori Purchase Agreement (collectively the "Fixtures"); and

                 (v) All warranties, indemnities, guaranties or other contract rights or interests relating to the Paradise Valley Montessori Improvements, to the extent acquired by Lessor pursuant to the Paradise Valley Montessori Purchase Agreement.

          Notwithstanding the foregoing, the Paradise Valley Montessori Property shall not include any property not acquired by Lessor pursuant to the Paradise Valley Montessori Purchase Agreement. The Paradise Valley Montessori Property is demised subject to all covenants, conditions, restrictions, easements, and other matters of record, and all other matters that affect title, zoning and any other matters set forth in that certain Title Policy issued by Stewart Title Company concurrently with Lessor's purchase of the Paradise Valley Montessori Property and all matters disclosed in the ALTA survey obtained in connection with such title insurance.

                 1.1.2 PARADISE VALLEY PROPERTY. Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee, and Lessee rents and hires from Lessor all of the following (the "Paradise Valley Property"):

                 (i) The real property situated in the City of Phoenix, County of Maricopa, State of Arizona, and more particularly described in EXHIBIT "A-2" attached hereto (the "Paradise Valley Land");

                 (ii) All buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Paradise Valley Land, including without limitation that certain educational facility commonly known as "Paradise Valley School" (collectively, the "Paradise Valley Improvements");

                 (iii) All easements, rights and appurtenances relating to the Paradise Valley Land and the Paradise Valley Improvements;

                 (iv) All permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, permanently affixed to or incorporated into the Paradise Valley Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by the law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, to the extent acquired by Lessor pursuant to the Paradise Valley Purchase Agreement (collectively the "Fixtures"); and

                 (v) All warranties, indemnities, guaranties or other contract rights or interests relating to the Paradise Valley Improvements, to the extent acquired by Lessor pursuant to the Paradise Valley Purchase Agreement.

          Notwithstanding the foregoing, the Paradise Valley Property shall not include any property not acquired by Lessor pursuant to the Paradise Valley Purchase Agreement. The Paradise Valley Property is demised subject to all covenants, conditions, restrictions, easements, and other matters of record, and all other matters that affect title, zoning and any other matters set forth in that certain Title Policy issued by Chicago Title Company concurrently with Lessor's purchase of the Paradise Valley Property and all matters disclosed in the ALTA survey obtained in connection with such title insurance.

                 1.1.3 LEASED PROPERTY; LAND; LEASED IMPROVEMENTS. The Paradise Valley Montessori Property and the Paradise Valley Property shall hereinafter collectively be referred to as the "Leased Property." The Paradise Valley Montessori Land and the Paradise Valley Land shall hereinafter collectively be referred to as the "Land;" and the Paradise Valley Montessori Improvements and the Paradise Valley Improvements shall collectively be referred to as the "Leased Improvements."

          1.2 TERM. The initial term of the Lease (the "Initial Term") shall be the period commencing on the Commencement Date (as hereinafter defined) as to each Leased Property and expiring on July 31, 2013. The "Commencement Date" is and shall be, (a) as to the Paradise Valley Montessori Property, May 29, 1998; and (b) as to the Paradise Valley Property, June 10, 1998. Lessee has the right to extend the term of this Lease, at Lessee's option, as provided in
Article XVIII, below. (The Initial Term plus all validly exercised options to extend, if any, shall be referred to herein as the "Term").

          1.3    CONTINGENCIES.

                 1.3.1 LESSOR'S ACQUISITION OF THE PARADISE VALLEY PROPERTY. Lessee acknowledges and agrees that, at the time of executing this Lease, Lessor does not own the Paradise Valley Property, but Lessor has a right to purchase the Paradise Valley Property pursuant to the Paradise Valley Purchase Agreement. This Lease, and all obligations hereunder of either party, are contingent upon Lessor's acquisition of the fee simple interest in the Paradise Valley Property. Therefore, if Lessor has not acquired fee simple title to the Paradise Valley Property on or before June 30, 1998, this Lease shall be null and void and of no force or effect whatsoever, and both Lessor and Lessee shall be relieved of all responsibility under this Lease.

                 1.3.2 CROSS-DEFAULT WITH RELATED LEASES. Lessor and Lessee acknowledge and agree that it is a material inducement to Lessor's willingness to enter into this Lease that this Lease is cross-defaulted with all of the Related Leases (defined below), and that all of the Related Leases are cross-defaulted with this Lease. Further, it is the parties' intention that this Lease be, and it hereby is, cross-defaulted with all of the Related Leases, and that all of the Related Leases be cross-defaulted with this Lease, notwithstanding the fact that certain of the Related Leases may not have been entered into as of the date of this Lease. Accordingly, at the request of Lessor, Lessee shall promptly execute any amendments or other documents necessary or appropriate to amend this Lease (and/or the Related Leases) or otherwise to confirm that this Lease is cross-defaulted with all of the Related Leases, and that all of the Related Leases are cross-defaulted with this Lease.

                 1.3.3 SECURITY DOCUMENTS. Lessee acknowledges and agrees that Lessor entered into this Lease, and agreed to the amount of Minimum Rent payable hereunder, subject to the following conditions: (a) that, concurrently with the execution of this Lease, and as security for Lessee's performance of its covenants and obligations under this Lease, Lessee will be executing and delivering to Lessor the Pledge Agreement (defined below) and the Security Agreements (defined below) (collectively, the "Security Documents"); and (b) effective upon execution of this Lease, and at all times during the Term hereof, Lessor will have a valid, perfected and first-priority security interest in all tangible and intangible collateral pledged or otherwise assigned to Lessor pursuant to the Security Documents (collectively, the "Collateral"). Accordingly, it shall be an "Event of Default" under this Lease if, for any reason whatsoever, Lessee shall fail to execute and deliver the Security Documents as and when provided hereunder, Lessor shall fail to have a valid, perfected and first-priority security interest in the Collateral, and such failure or default is not cured within three (3) Business Days after Notice thereof from Lessor, in which event, in addition to all of Lessor's remedies available under Articles XVI and XVII or otherwise under this Lease, in equity or by law, Lessor may terminate this Lease by giving Lessee Notice of such termination in which event the Term shall immediately terminate and, subject to the provisions of Articles VI and XXV, all rights of Lessee under this Lease shall cease.

                                  ARTICLE II

     2. DEFINITIONS. For all purposes of this Lease, except as otherwise expressly provided, (i) the terms defined in this Article II have the meanings assigned to them in this Article II and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles at the time applicable; and (iii) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Paragraph or other subdivision:

          ADDITIONAL CHARGES.  As defined in Article III.

          AFFILIATE. When used with respect to any corporation, the term "Affiliate" shall mean any person or entity (including any trust) which, directly or indirectly, controls or is controlled by or is under common control with such corporation. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests. For the purposes of this definition, "person" shall mean any natural person, trust, partnership, corporation, joint venture or other legal entity.

          BUSINESS DAY. Each Monday, Tuesday, Wednesday, Thursday, and Friday, which is not a day on which national banks in the State of Arizona are authorized or obligated, by law or executive order, to close.

          C.P.I.  As defined in Paragraph 3.2.

          CODE.  The Internal Revenue Code of 1986, as amended.

          ENCUMBRANCE.  As defined in Article XXXIII.

          EVENT OF DEFAULT.  As defined in Article XVI.

          EXTENDED TERM.  As defined in Article XVIII.

          FACILITIES. Collectively, these certain educational facilities located on the Paradise Valley Montessori Property, and that certain educational facility located on the Paradise Valley Property (each, a "Facility").

          FACILITY MORTGAGE.  As defined in Article XIII.

          FACILITY MORTGAGEE.  As defined in Article XIII.

          FISCAL YEAR. The twelve (12) month period from July 1 through the following June 30.

          FIXTURES.  As defined in Article I.

          IMPOSITIONS. Collectively, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction, privilege, rent taxes, school taxes or fees or any other taxes as the same relate to or are imposed upon Lessee or Lessor or the business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the
Term), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property, Lessor, or the business conducted thereon by Lessee (including all interest and penalties thereon due to any failure in payment by Lessee), and all increases in all the above from any cause whatsoever, including reassessment, which at any time prior to, during or in respect of the Term may be assessed or imposed on or in respect of or be a lien upon (a) Lessor's interest in the Leased Property or any part thereof; (b) the Leased Property or any part thereof, including without limitation any personal property located thereon or used in connection therewith, or any rent therefrom or any estate, right, title or interest therein; or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased

Property or any part thereof by Lessee. Without limiting the foregoing, the term "Imposition" shall include any sales tax on rent paid under this Lease, tuition or other amounts received with respect to services provided at or by the Facilities, depreciation recapture, any other taxes (except for the specific exclusions stated below), fees or charges imposed by the State of Arizona and any potential subdivision thereof relating to the Facilities or the Leased Property, this Lease, or rents received under this Lease, whether relating to any period prior to or after the Commencement Date. Nothing contained in this Lease shall be construed to require Lessee to pay (1) any federal, state or local income tax of Lessor, taxes based on outstanding corporate shares of Lessor or Lessor's equity or capitalization, regardless of whether denominated as an income tax, franchise tax, capital tax or otherwise; (2) any income or capital gain tax imposed with respect to the sale, exchange or other disposition, or operation, by Lessor of any Leased Property or the proceeds thereof; or (3) estate, inheritance or gift taxes.

          INSURANCE REQUIREMENTS. All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

          LAND.  As defined in Paragraph 1.1.3.

          LEASE.  As defined in the Preamble.

          LEASE YEAR. The twelve (12) month period from September 1 to August 31 in each calendar year. In the case of the beginning of the Initial Term, the provision "Lease Year" shall mean the period from the Commencement Date (defined in Paragraph 1.2, above) to August 31, 1999; in the case of the end of the Term, the provision "Lease Year" shall mean the period from the last September 1 to occur in the Term to the date of expiration of the Lease. The Lease Year 1998 shall mean the Commencement Date through August 31, 1999; the Lease Year 1999 shall mean September 1, 1999 through August 31, 2000, and so on.

          LEASED IMPROVEMENTS; LEASED PROPERTY. Each as defined in Paragraph 1.1.3.

          LEGAL REQUIREMENTS. All federal, state, county, municipal, and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, and injunctions affecting either the Leased Property or the construction, use or alteration thereof whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property; or (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations thereto, and all covenants, agreements, restrictions, and encumbrances contained in any instruments, either of record or known to Lessee, at any time in force affecting the Leased Property.

          LESSEE. The Tesseract Group, Inc., a Minnesota corporation (and any assignee permitted subject to the terms and conditions in this Lease).

          LESSEE'S PERSONAL PROPERTY. All machinery, equipment, furniture, furnishings, movable walls or partitions, computers, or trade fixtures or other personal property, and consumable inventory and supplies, owned by Lessee and used or useful in Lessee's business on the Leased Property, including without limitation, all items of furniture, furnishings, equipment, supplies and inventory, all computer software, databases or other intellectual property, and any and all replacements, substitutions, additions or improvements thereto, whether now existing or hereafter acquired, save and except those items included in the Leased Property.

          LESSOR. EduCorp Properties, Inc., a Nevada corporation, and its successors and assigns. Unless Lessee is notified by Lessor otherwise, Lessor's address is: 300 Esplanade Drive, Suite 1860, Oxnard, California 93030,
Attention:  Pamela J. Privett, Esq.

          MINIMUM RENT.  As defined in Article III.

          NOTICE.  A notice given pursuant to Article XXXI hereof.

          OFFICER'S CERTIFICATE. A certificate of Lessee signed by (i) Lessee's Chief Executive Officer; AND (ii) Lessee's Chief Financial Officer. Any signature required above may be substituted with a signature of another person whose power and authority to act has been authorized by an appropriate corporate resolution, subject to Lessor's approval in its sole discretion.

          OTHER LEASES. Any lease now existing or hereafter entered into between Lessor (or any of its Affiliates) and Lessee (or any of its Affiliates) relating to any educational facility in any state of the United States, irrespective of the terms and conditions of such lease, irrespective of the date such lease is (or was) entered into, irrespective of the total number of leases of educational facilities by and between Lessor and Lessee, and irrespective of the location of any such educational facilities.

          OVERDUE RATE. On any date, a rate equal to the Prime Rate (defined below), plus two percent (2%); provided, however, that it is the intent of Lessor and Lessee that the Overdue Rate (and all other interest rates provided for hereunder) be in strict compliance with applicable usury laws of the State of Arizona, and that in the event the Overdue Rate (or other interest rate provided for hereunder) shall be deemed to exceed that permitted to be charged by the laws of the State of Arizona, any and all excess sums collected by Lessor shall be credited against the Rent payable under this Lease or if there is no Rent due, promptly refunded to Lessee.

          PARADISE VALLEY MONTESSORI PURCHASE AGREEMENT. That certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of May 29, 1998, between Lessee as "Seller" and Lessor as "Buyer" providing for Lessor's acquisition of all of Lessee's interest in and to the Paradise Valley Montessori Property.

          PARADISE VALLEY PURCHASE AGREEMENT. That certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of even date herewith, between Lessee as "Seller" and Lessor as "Buyer" providing for Lessor's acquisition of all of Lessee's interest in and to the Paradise Valley Property.

          PAYMENT DATE. Any due date for the payment of the installments of Minimum Rent or any other payments required under this Lease.

          PLEDGE AGREEMENT. As defined in Paragraph 3.1.2, and in the form attached hereto as Exhibit "C."

          PRIMARY INTENDED USE.  As defined in Article VII.

          PRIME RATE. On any date, a rate equal to the annual rate on such date announced by Citibank, N.A. to be its prime rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing or, if not available, such other rate as may be published by The Wall Street Journal as the prime rate in its listing of "Money Rates."

          RELATED LEASES. Those certain leases now existing or hereafter entered into between Lessor (or any of its Affiliates) and Lessee (or any of its Affiliates) relating to educational facilities with the following names in the following locations: (i) "The Eagan School" located at 3800 Tesseract Place, in the City of Eagan, Minnesota; (ii) "Ahwatukee TesseracT School" located at 4515
E. Muirwood Drive, in the City of Phoenix, Arizona; and (iii) "North Scottsdale Tesseract School" located at 9701 East Bell Road, in the City of Scottsdale, Arizona.

          RENT. Any and all monetary obligations of Lessee owing under this Lease.

          SECURITY AGREEMENTS. As defined in Paragraph 6.4, and in the form attached hereto as Exhibit "D."

          SECURITY DOCUMENTS.  As defined in Paragraph 1.3.2.

          SUBSIDIARIES. Corporations, of which either Lessee or Lessor owns, directly or indirectly, more than 50% of the voting stock (individually, a "Subsidiary").

          TERM. Collectively, the Initial Term plus any Extended Terms, as the context may require, unless earlier terminated pursuant to the provisions hereof.

          UNSUITABLE FOR ITS PRIMARY INTENDED USE. A state of condition of any one or more of the Facilities such that by reason of damage or destruction, or a partial taking by Condemnation, the number of students that can be accommodated at such Facility is reduced by fifty percent (50%) or more.

          UNAVOIDABLE DELAYS. Delays due to strikes, lock-outs, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder; provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds available to Lessor results from Lessee's failure to perform any of its obligations under this Lease.

          The above does not include all the definitions to be used in this Lease. Various definitions of other terms are included in the other Articles of this Lease.

                                 ARTICLE III

          3.1    RENT.

                 3.1.1 MINIMUM RENT. Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Lessor's address set forth above or at such other place or to such other person, firms or corporations as Lessor from time-to-time may designate in a Notice, Minimum Rent (as defined below), during the Term, as follows:

                         (a)    INITIAL TERM.  The annual "Minimum Rent" is the
sum of the following: (i) as to the Paradise Valley Montessori Property, $193,450.00 (the "Paradise Valley Montessori Component of Minimum Rent"); and
(ii) as to the Paradise Valley Property, $282,800.00 (the "Paradise Valley Component of Minimum Rent"). The Minimum Rent shall be subject to increase as and when provided below in this Article III. The Minimum Rent shall be paid in advance in equal, consecutive monthly installments on the first (1st) day of each calendar month of the Term (each, a "Minimum Rent Payment Date"); provided, however, that if the Commencement Date occurs on a day which is not the first
(1st) day of a calendar month, then the first Minimum Rent Payment Date shall be the Commencement Date, in which event a prorated amount of Minimum Rent shall be payable on the Commencement Date based on the number of days from and including the Commencement Date to the first Minimum Rent Payment Date following the Commencement Date. Minimum Rent shall be prorated for any partial month at the beginning or end of the Term; and

                         (b)    EXTENDED TERMS.  The Minimum Rent during the
Extended Terms shall be as stated in Article XVIII, below.

                 3.1.2 PRE-PAYMENT OF MINIMUM RENT. Notwithstanding the provisions of Paragraph 3.1.1, or any other provision of this Lease to the contrary, Lessee agrees that as additional security for Lessee's performance under this Article III, on or prior to the commencement of each Lease Year during the Term (the Initial Term as well as any Extended Terms) Lessee shall deposit into an interest-bearing deposit account ("Deposit Account") with a depository institution entirely acceptable to Lessor ("Depository Institution") an amount equal to all Minimum Rent payable up to the first day of the succeeding Lease Year; provided, however, that if the Commencement Date of this Lease is on a day prior to September 1, 1998, Lessee shall make the following deposits for the Lease Year 1998: (a) on or prior to the Commencement Date, an amount equal to the annual Minimum Rent payable under this Lease (to wit, twelve
(12) months' of Minimum Rent); and (b) on or prior to September 1, 1998, an amount sufficient to pay all Minimum Rent up to the first day of Lease Year 1999 (to wit, September 1, 1999). Concurrently with each such deposit into the Deposit Account, Lessee shall give Lessor written Notice thereof, specifying the amount of such deposit and including a reasonably detailed breakdown of such amount. Pursuant to that certain Collateral Pledge

Agreement ("Pledge Agreement"), dated as of even date herewith, by Lessee for the benefit of Lessor, in the form attached hereto as Exhibit "C," Lessee shall grant to Lessor a security interest in, among other things, all funds now or hereafter deposited in the Deposit Account pursuant to this Paragraph 3.1.2, and such funds shall be pledged by Lessee to Lessor for the purpose of securing Lessee's payment of Minimum Rent and other amounts payable by Lessee under this Article III. The Pledge Agreement shall provide that Lessor shall be entitled to disbursements from the Deposit Account on each Minimum Rent Payment Date in an amount equal to one-twelfth of the annual Minimum Rent owing under this Lease, without the need for further written authorization from Lessee, and without demand, abatement, setoff or notice, and otherwise upon and subject to the terms and conditions set forth under the Pledge Agreement. If at any time the funds deposited in the Deposit Account are or will be insufficient to pay the Minimum Rent payable by Lessee for the then applicable Lease Year, Lessor may notify Lessee and Lessee shall immediately deposit an amount equal to the deficiency in the Deposit Account. Upon the expiration of the Term of this Lease, and provided that Lessee is not in default under this Lease, and that no Rent or other payments are due to Lessor hereunder, Lessor shall cause all funds held in the Deposit Account to be refunded to Lessee. Failure to make any deposits required hereunder as and when due shall be a default under this Lease.

          3.2 ANNUAL ESCALATION OF MINIMUM RENT. Commencing on the first day of Lease Year 1999 (to wit, September 1, 1999), and continuing on the first day of each subsequent Lease Year during the Term (the Initial Term as well as any Extended Terms) (each, an "Escalation Date"), the Minimum Rent (irrespective of any prorations made pursuant to Paragraph 3.1(a) of this Lease) shall increase by an amount equal to the Minimum Rent for the immediately preceding twelve (12) month period multiplied by an amount ("Annual Multiplier") equal to one hundred fifty percent (150%) of the following fraction: (i) the numerator of which shall be the C.P.I. (defined below) for the second month preceding the month in which such Escalation Date occurs (for example, if the Escalation Date is September 1, 1999, then the C.P.I. from July 1999 shall be used); and (ii) the denominator of which shall be the C.P.I. for the second month preceding the month in which the prior year's Escalation Date occurred (or, in the case of the first Escalation Date, the C.P.I. for the month of July, 1998); PROVIDED, HOWEVER, that the Annual Multiplier shall not ever exceed two percent (2%) per year, nor shall it ever result in a decrease in the Minimum Rent payable hereunder. "C.P.I." shall mean and refer to the Consumer Price Index published as the "CPI-U" index by the Bureau of Labor Statistics of the Department of Labor, U.S. Cities Average, All Items (1982-84 = 100) in the manner calculated as of the date of this Lease; provided that if compilation of the C.P.I. is discontinued or transferred to any other governmental department or bureau, then the index most nearly the same as the C.P.I. shall be used.

          3.3 ADDITIONAL CHARGES. In addition to the Minimum Rent, (1) Lessee will also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease, and (2) in the event of any failure on the part of Lessee to pay any of those items referred to in the immediately preceding clause
(1) above, Lessee will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (1) and (2) above being referred to herein collectively as the "Additional

Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges. If any elements of Additional Charges shall not be paid within seven (7) Business Days after its due date and Lessor pays any such amount (which Lessor shall have the right, but not the obligation, to do), then, in addition to Lessor's other rights and remedies, Lessee will pay Lessor on demand, as Additional Charges, interest on such unpaid Additional Charges computed at the Overdue Rate from the due date of such installment to the date of Lessee's payment thereof.

          3.4 NET LEASE. Subject to the provisions of Article V, below, without limiting any provision of this Lease, the Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Minimum Rent throughout the Term, all as more fully set forth in Articles IV, VIII, IX and XIII, and other provisions of this Lease, so that, accordingly, Lessee shall pay all Additional Charges and any other expenses of any kind associated with this Lease and the Leased Property to insure that Lessor receives the Minimum Rent, net of all expenses. Further, Lessee shall be responsible for all Additional Charges and all other amounts due under this Lease for any period prior to the Term.

          3.5 LATE CHARGE. LESSEE HEREBY ACKNOWLEDGES THAT LATE PAYMENT BY LESSEE TO LESSOR OF RENT (INCLUDING WITHOUT LIMITATION MINIMUM RENT AND ADDITIONAL CHARGES) WILL CAUSE LESSOR TO INCUR COSTS NOT CONTEMPLATED BY THIS LEASE, THE EXACT AMOUNT OF WHICH WILL BE EXTREMELY DIFFICULT TO ASCERTAIN. SUCH COSTS INCLUDE, BUT ARE NOT LIMITED TO, PROCESSING AND ACCOUNTING CHARGES. ACCORDINGLY, IF ANY INSTALLMENT OF MINIMUM RENT OR ANY OTHER SUM DUE FROM LESSEE SHALL NOT BE RECEIVED BY LESSOR WITHIN FIVE (5) BUSINESS DAYS AFTER SUCH AMOUNT SHALL BE DUE, THEN WITHOUT ANY REQUIREMENT FOR NOTICE TO LESSEE, LESSEE SHALL PAY TO LESSOR A LATE CHARGE EQUAL TO FIVE PERCENT (5%) OF SUCH OVERDUE AMOUNT. THE PARTIES HEREBY AGREE THAT SUCH LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS LESSOR WILL INCUR BY REASON OF LATE PAYMENT BY LESSEE. ACCEPTANCE OF SUCH LATE CHARGE BY LESSOR SHALL IN NO EVENT CONSTITUTE A WAIVER OF LESSEE'S DEFAULT OR BREACH WITH RESPECT TO ANY UNPAID OVERDUE AMOUNTS, NOR PREVENT LESSOR FROM EXERCISING ANY OF THE OTHER RIGHTS AND REMEDIES GRANTED UNDER THIS LEASE WITH RESPECT TO ANY SUCH UNPAID OVERDUE AMOUNTS.

                                     ARTICLE IV

          4.1 PAYMENT OF IMPOSITIONS. Subject to the provisions of Paragraph 4.6, Lessee will pay, or cause to be paid, all Impositions coming due prior to or during the Term, or which relate to any period within the Term or prior to the Term, before any fine, penalty, interest or cost may be added for non-payment (or earlier if required by any taxing authority), such payments to be made directly to the taxing authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. Lessee, at its expense, shall, to the extent required or permitted by Legal Requirements, prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing, but if such Event of Default has occurred and is continuing (I.E., it has not been cured), such refund shall be paid to Lessor and utilized to cure any such continuing Event of Default. After fully curing such Event of Default, any excess funds from such refund shall be paid by Lessor to Lessee. Any such funds retained by Lessor, as provided above, shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Lessee shall file all personal property tax returns in such jurisdictions where it must legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, Lessee will provide to Lessor copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessor to file a protest. Lessee may, upon notice to Lessor, at Lessee's option and at Lessee's sole cost and expense, protest, appeal or institute such proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's sole cost and expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action, provided that Lessee may not withhold payments pending such challenges except under the conditions set forth in Article XII. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Unless Lessee is notified by Lessor otherwise, Lessee shall pay all Impositions directly to the appropriate taxing or other authorities to which payments are due, and Lessee shall provide Lessor written evidence and notice that all such payments have been made. Without limiting any of the other indemnities set forth in this Lease, Lessee hereby agrees to defend, indemnify, protect and hold harmless Lessor in connection with any Impositions that relate to any time prior to or during the Term, and Lessee acknowledges and agrees that it will not make claims against, or otherwise look to, Lessor to reimburse Lessee for payments made relating to any period prior to the Commencement Date.

          4.2 NOTICE OF IMPOSITIONS. Lessor shall give prompt Notice to Lessee for all Impositions payable by Lessee hereunder of which Lessor has knowledge, but Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives notice (from any source) of any Imposition which it is obligated to pay. However, notwithstanding the foregoing, it shall be Lessee's sole duty to inquire and determine all of the Impositions for which it is liable as provided herein and shall promptly pay such Impositions when due, and Lessor shall have no duty of inquiry concerning Impositions.

          4.3 UTILITY CHARGES. Lessee will pay or cause to be paid all charges for electricity, power, gas, oil, water, sewer connection and all other utilities used in or for the Leased Property during the Term.

          4.4 INSURANCE PREMIUMS. Subject to the provisions of Paragraph 4.6, Lessee will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term.

          4.5 PAYABLES. Lessee acknowledges and agrees that prior to the Commencement Date, certain liabilities and other obligations were incurred arising from the development, construction and operation of the Facilities for which Lessee is and shall remain responsible and liable and Lessor shall have no responsibility, liability or obligation whatsoever with respect to the same. Therefore, Lessee agrees as part of this Lease to pay all liabilities and obligations concerning the Facilities, whether arising before or after the Commencement Date.

          4.6 PRE-PAYMENT OF IMPOSITIONS AND INSURANCE PREMIUMS. Notwithstanding the provisions of Paragraph 4.1 or 4.4, or any other provision of this Lease to the contrary, Lessee agrees that as additional security for Lessee's performance under this Article IV, on or prior to the commencement of each Lease Year during the Term (the Initial Term as well as any Extended Terms), Lessee shall pay all Impositions payable by Lessee under Paragraph 4.1 and all insurance premiums payable by Lessee under Paragraph 4.4 up to the first day of the succeeding Lease Year, and shall furnish Lessor with evidence satisfactory to Lessor that the same have been paid; provided, however, that (a) to the extent that such Impositions payable by Lessee under Paragraph 4.1 cannot be paid in full for any Lease Year for any reason outside of the control of Lessee, then on or prior to the first day of such Lease Year, Lessee shall deposit into the Deposit Account an amount sufficient, as estimated by Lessor in its reasonable discretion, to pay all such Impositions payable up to the first day of the succeeding Lease Year, and (b) Lessee may elect not to pay in full all insurance premiums payable by Lessee under Paragraph 4.4 through the first day of the succeeding Lease Year, in which event Lessee shall deposit into the Deposit Account an amount sufficient, as estimated by Lessor in its reasonable discretion, to pay for all additional amounts necessary to pay all such insurance premiums up to the first day of the succeeding Lease Year. Concurrently with each such deposit into the Deposit Account, Lessee shall give Lessor written Notice thereof, specifying the amount of such deposit and including a reasonably detailed breakdown of such amount. Pursuant to the Pledge Agreement, Lessee shall grant to Lessor a security interest in, among other things, all funds now or hereafter deposited in the Deposit Account pursuant to this Paragraph 4.6, and such funds shall be pledged by Lessee to Lessor as security for the payment of the Impositions payable under Paragraph
4.1 and the insurance premiums payable under Paragraph 4.4, and as otherwise provided thereunder. The Pledge Agreement shall provide that Lessee shall be entitled to withdraw and use funds in the Pledge Account for payment of Impositions payable by Lessee under Paragraph 4.1 and for payment of insurance premiums payable by Lessee under Paragraph 4.4, upon and subject to the terms and conditions set forth under the Pledge Agreement. If at any time the funds deposited in the Deposit Account are or will be insufficient to pay the Impositions payable by Lessee under Paragraph 4.1 for the then applicable Lease Year, or to pay all insurance premiums payable by Lessee under Paragraph 4.4 for the then applicable Lease Year, Lessor may notify Lessee and Lessee shall immediately deposit an amount equal to the deficiency in the Deposit Account. Upon the expiration of the Term of this Lease, and provided that Lessee is not in default under this Lease, and that no Rent or other payments are due to Lessor hereunder, Lessor shall cause all funds held in the Deposit Account to be refunded to Lessee. Failure to make any deposits required hereunder as and when due shall be a default under this Lease.

                                  ARTICLE V

          5.1 NO TERMINATION, ABATEMENT, ETC. Subject to the provisions of Paragraph 5.2, Lessee shall not be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reasons of
(a) any damage to, or destruction of, any Leased Property or any portion thereof; (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (c) any claim which Lessee has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceedings affecting Lessor or any assignee or transferee of Lessor; or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent payable under this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent due under this Lease shall continue to be payable in all events, irrespective of Lessor's performance or non-performance under this Lease, unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

          5.2 ABATEMENT PROCEDURES. In the event Lessee is entitled to an abatement of Minimum Rent under Article XV (by reason of any Condemnation as provided thereunder), the Lease shall not terminate (except as provided in
Article XV) but the Minimum Rent shall be abated in proportion to the reduced capacity of the Leased Property for the use made of the same by Lessee at the time of the Condemnation (I.E., the reduction in the number of students the Leased Property can accommodate under standards existing immediately prior to the Condemnation). If Lessor and Lessee are unable to agree upon the amount of such abatement within thirty (30) days after any partial taking as provided under Article XV, the matter shall be submitted by either party to a court of competent jurisdiction for resolution, but Lessee during such resolution shall continue to perform its obligations hereunder, including, but not limited to, payment of that portion of the Minimum Rent which is not then in dispute.

                              ARTICLE VI

          6.1 OWNERSHIP OF THE LEASED PROPERTY. Lessee acknowledges and agrees that the Leased Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease.

          6.2 LESSEE'S PERSONAL PROPERTY. Lessee may (and shall as provided hereinbelow), at its expense, install, assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Lessee's Personal Property. Lessee shall provide and maintain during the entire Term all such Lessee's Personal Property as shall be necessary in order to operate each of the Facilities, (a) in a manner consistent with the standard of operation for such Facility as of the Commencement Date of this Lease with respect to each such Facility, (b) in compliance with accreditation requirements (if such Facility has obtained accreditation), (c) as to the elementary school (that is, kindergarten through grade four) located on the Paradise Valley Montessori Property, in compliance with all requirements of the charter school legislation for the State of Arizona and the requirements of the particular charter applicable to such Facility, (d) in compliance with all other applicable Legal Requirements and Insurance Requirements, and (e) otherwise in accordance with customary practice in the industry for the Primary Intended Use. On or prior to the commencement of each Lease Year during the Term, Lessee shall provide Lessor with an updated list identifying in reasonable detail all of Lessee's Personal Property located at, or used in connection with, the Leased Property listed by the Facility or other location at which such Lessee's Personal Property is located. Notwithstanding the foregoing, the parties acknowledge and agree that, pursuant to those certain Security Agreements ("Security Agreements"), executed by Lessee for the benefit of Lessor, in the form attached hereto as Exhibit "D" (one of which relates to the Paradise Valley Montessori Property and the other of which relates to the Paradise Valley Property), Lessee has granted to Lessor a security interest in, among other things, all of Lessee's Personal Property and all Consumable Inventory (defined in Paragraph 6.3 below). To the extent that Lessor elects not to purchase Lessee's Personal Property pursuant to its Purchase Option contained in Paragraph 6.4 below, Lessee shall remove the same upon the expiration of the Term, and Lessee shall, within twenty (20) days following the expiration of this Lease, at its sole cost and expense, repair any damage to the Land or the Leased Improvements occasioned by the installation, maintenance or removal thereof, and restore the Land or Leased Improvements to its condition immediately prior to any such installation.

          6.3 CONSUMABLE INVENTORY. Lessor and Lessee acknowledge that certain inventory, including consumables, located at each of the Facilities as of the Commencement Date ("Consumable Inventory") will be completely consumed or otherwise disposed of during the course of Lessee's operation of each such Facility. Lessee agrees that, at all times during the Term, Lessee shall replace and restore the Consumable Inventory in accordance with normal business practices, so that at all times during the Term there is sufficient Consumable Inventory to fully equip such Facility for its operation and maintenance as may be customary for educational facilities comparable to such Facility.

          6.4 LESSOR'S PURCHASE OPTION. Without limiting Lessor's rights and remedies under the Security Agreement or otherwise under this Lease, and as a material consideration to Lessor's agreement to enter into this Lease, Lessee hereby grants to Lessor the option ("Purchase Option") to purchase Lessee's Personal Property and Consumable Inventory, in whole or in part, which Purchase Option may be exercised by Lessor effective as of the expiration of the Term (or the Extended Term, as the case may be), for a purchase price ("Option Purchase Price") equal to the lower of (a) the book value thereof, as determined in accordance with GAAP and based upon audited financial statements, as of the time of Lessor's exercise of its Purchase Option; and (b) the fair market value thereof, as of the time of Lessor's exercise of its Purchase Option. In the event Lessor desires to exercise its Purchase Option granted under this Paragraph 6.4, Lessor shall give Lessee written Notice ("Notice of Exercise") not less than thirty (30) days prior to the expiration of the Term, which Notice of Exercise shall identify with reasonable specificity all items of Lessee's Personal Property and Consumable Inventory which Lessor desires to purchase (collectively, the "Purchase Option Property") and Lessor's estimation of the Option Purchase Price applicable thereto. Upon the termination of this Lease, Lessee shall transfer and convey to Lessor all Purchase Option Property, by execution and delivery of a bill of sale or other instrument acceptable to Lessor, and, subject to the conditions set forth below, Lessor shall pay to Lessee the Option Purchase Price. Lessor shall have the right to inspect the Lessee's Personal Property and Consumable Inventory, and Lessee's books and records concerning the same, for any purpose in connection with preparation of the Notice of Exercise or otherwise in connection with Lessee's Purchase Option granted hereunder, on at least one Business Day's prior notice during usual business hours, and Lessee shall cooperate with Lessor in connection therewith. Lessee shall have five (5) days after receipt of Lessor's Notice of Exercise within which to give Lessor written notice of its objection to any items or information, including without limitation Lessor's estimate of the Option Purchase Price, contained on Lessor's Notice of Exercise. In the event that Lessee notifies Lessor of any objection within such five (5) day period, and the parties fail to resolve any disagreement regarding the Notice of Exercise by the date of termination of this Lease, the conveyance of the Purchase Option Property shall occur upon expiration of the Term as contemplated hereunder for a purchase price equal to the book value thereof, as determined in accordance with GAAP and based upon audited financial statements, and the parties shall thereafter submit any disputes to an auctioneer or state certified party with at least five years experience appraising personal property for resolution. Any overpayment or deficiency between the book value and the Option Purchase Price shall be paid to the party to whom the same is owing within thirty (30) days after determination thereof. Without limiting the foregoing, Lessee agrees to perform such other acts, and to execute, acknowledge and/or deliver subsequent to the expiration or earlier termination of the Term, all such instruments, documents and materials, as Lessor may reasonably request in order to effectuate Lessor's exercise of the Purchase Option contemplated hereunder.

                                     ARTICLE VII

     7.1 CONDITION OF LEASED PROPERTY. Lessee acknowledges receipt and delivery of possession of the Leased Property and further acknowledges that Lessee has examined and otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for it purposes hereunder. Lessee represents and warrants that the Lessee's Personal Property includes all equipment and property required under applicable federal and state law to operate each of the Facilities. Lessee is leasing the Leased Property "AS-IS" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATIONS, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. WITHOUT LIMITING THE FOREGOING, IT SHALL BE LESSEE'S RESPONSIBILITY TO DETERMINE THE AMOUNT OF REIMBURSEMENT AND OTHER PAYMENTS THAT IT MAY BE ENTITLED RECEIVE FROM THE FEDERAL, STATE OR LOCAL GOVERNMENTS AND LESSEE'S OBLIGATIONS UNDER THIS LEASE SHALL NOT BE MODIFIED, CHANGED OR OTHERWISE BE REDUCED IN THE EVENT THAT LESSEE HAS INCORRECTLY ANALYZED THE AMOUNTS TO BE PAID TO LESSEE BY ANY GOVERNMENT OR AGENCY THEREOF.

     7.2     USE OF THE LEASED PROPERTY.

                 7.2.1 Lessee covenants that it will obtain and, at all times during the Term, maintain all charters (as to the elementary/middle school Facility located on the Paradise Valley Montessori Property only), licenses, permits and approvals necessary or desirable for the use and operation of the Leased Property and each of the Facilities located thereon under applicable federal, state and local law, and to use reasonable best efforts to obtain and thereafter maintain the full accreditation of the Facilities. Lessee shall provide to Lessor, at Lessor's request a copy of any report or survey conducted by any federal, state or local government entity regarding any of the Facilities, and any other such information or documents concerning the operation of the Facilities.

                 7.2.2 After the Commencement Date and during the entire Term, Lessee shall use or cause to be used the Leased Property as follows: (a) as to the Paradise Valley Montessori Property, as a pre-school having all licenses, permits and approvals necessary to operate a pre-school in the State of Arizona and as an educational facility having all charters, licenses, permits and approvals necessary to operate a charter school under the charter school legislation for the State of Arizona and uses incidental to each of the foregoing; and (b) as to the Paradise Valley Property, as an educational facility having all licenses, permits and approvals necessary to operate a private pre-school and elementary/middle school (serving kindergarten and certain higher grades) in the State of Arizona and uses incidental to the foregoing (the particular such use to which the Leased Property is put at any particular time is herein referred to as the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion. No use shall be made of the Leased Property, and no acts shall be done, which will cause the cancellation of any insurance policy, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased
Property or other improvements of any insurance board, association, organization, or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property.

                 7.2.3 Lessee covenants and agrees that during the Term (a) it will operate continuously the Leased Property in accordance with its Primary Intended Use and all applicable permits, licenses and approvals; (b) as to the elementary/middle school located on the Paradise Valley Montessori Property, it will obtain and maintain its charter to operate said school as a charter school; and (c) it will apply for, use reasonable best efforts to obtain, and thereafter maintain its accreditation as to the elementary/middle schools located on each of the Leased properties.

                 7.2.4 Lessee covenants and agrees that all so-called "classroom" teachers for all elementary school grades, commencing with kindergarten and continuing through any higher grade served by the Facilities, are, and at all times during the Term will be, certified under applicable state law.

                 7.2.5 Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facilities nor shall Lessee cause or permit any nuisance thereon.

                 7.2.6 Lessee shall neither suffer nor permit the Leased Property or any portion thereof, including Lessee's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor's (or Lessee's, as the case may be), title thereto or to any portion thereof; or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

          7.3 RADIUS RESTRICTION; RIGHT OF FIRST REFUSAL. Lessee acknowledges that a fair return to Lessor on its investment in the Leased Property is dependent, in part, on the concentration on the Leased Property during the Term of the educational services and facilities provided by Lessee and its Affiliates in the geographical area of the Leased Property. Accordingly, as a material inducement to Lessor's agreement to enter into this Lease, Lessee agrees as follows:

                 7.3.1 During the Term, neither Lessee nor any of its Affiliates, directly or indirectly, shall operate, own, manage or have any interest in or otherwise participate in or receive revenues from any other facility or institution providing services similar to those provided in connection with the Facilities and the Primary Intended Use, within a ten (10) mile radius outward from the outside boundary of the Leased Property, without the prior consent of Lessor, which consent may be given or withheld in Lessor's sole discretion; provided, however, that the foregoing restriction shall not apply to those facilities owned by Lessee and listed on Exhibit "E" attached hereto and incorporated herein. All distances shall be measured on a straight line rather than on a driving distance basis. In the event that any portion of such other facility or institution is located within such restricted area the entire facility or institution shall be deemed located within such restricted area.

                 7.3.2 Without limiting the provisions set forth in subparagraph 7.3.1 above, Lessee agrees that concurrently with any request for Lessor's consent to Lessee's (or any of its Affiliates') operation or investment in any facility or institution as required under subparagraph 7.3.1, Lessee shall notify Lessor of any financing that Lessee may desire in connection with such facility. Prior to Lessee's committing to financing with any other lender or investor, Lessee shall notify Lessor of the proposed terms of such financing, and provide Lessor with a copy of any nonbinding term sheet or any other information as may be reasonably requested by Lessor, and Lessor (or any of its Affiliates) shall have the right (to be exercised not later than ten (10) Business Days following the receipt by Lessor of the requested information) to provide financing for the facility on the same terms and conditions as proposed by such lender. In the event Lessor fails to timely exercise its right of first refusal to provide financing on such terms and conditions, Lessor shall be deemed to have waived such right, except that if the proposed transaction does not occur within thirty (30) days after the date set forth in the information provided to Lessor, or if the terms and conditions of such financing are materially changed from those set forth on the information provided to Lessor, this right of first refusal shall be deemed applicable to said transaction. It is further understood that, in the event Lessor (or any of its Affiliates) does not exercise its right of first refusal, this provision shall nevertheless be applicable to any further or future transfer which is subject to subparagraph 7.3.1.

                                     ARTICLE VIII

          8.1 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, INSTRUMENTS, ETC. Subject to Article XII relating to permitted contests, Lessee, at its sole cost and expense, will promptly (a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property; and
(b) procure, maintain and comply with all charters, licenses, permits and other approvals, if any, required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation, and maintenance of the Leased Property or any part thereof.

          8.2 LEGAL REQUIREMENT COVENANTS. Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose. Lessee further warrants and represents that Lessee has obtained all necessary governmental approvals and has given all necessary notices to allow Lessee to operate the Leased Property for its Primary Intended Use. Lessee shall acquire and maintain all charters, licenses, permits and approvals necessary or desirable for the use and operation of the Leased Property in its customary manner for the Primary Intended Use, and any other use conducted on the Leased Property as may be permitted by Lessor from time-to-time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration and operation of the same, and all parts thereof, shall at all times conform to all applicable federal, state and local laws, ordinances, rules, and regulations unless the same are held by a court of competent jurisdiction to be unlawful. Lessee, may, however, upon prior written notice to Lessor, contest the legality or applicability of any such law, ordinance, rule, or regulation, or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's own expense.
If by the terms of any such law, ordinance, rule or regulation, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any fine, charge or liability of any kind against the Leased Property, including the Facilities, or Lessee's leasehold interest therein and without subjecting Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay; and (b) prosecutes the contest continuously, with due diligence and in good faith.

                                     ARTICLE IX

          9.1    MAINTENANCE AND REPAIR.

                 9.1.1 Lessee, at its sole cost and expense, will keep the Leased Property and Lessee's Personal Property and all private roadways, sidewalks and curbs appurtenant thereto and which are under Lessee's control in good order and repair (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Article XIV, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which may materially or adversely impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use. Any repair work performed by Lessee shall be paid for so that no lien (I.E., mechanics', materialmen's or other liens) shall attach to the Leased Property, subject to the provisions of Article XII.

                 9.1.2 Lessor shall not under any circumstances be required in connection with this Lease to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Leased
Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.
Lessor shall have the right to give, record and post, as appropriate, notices of non-responsibility (or similar notices) under any mechanics' or materialmen's lien laws now or hereafter existing.

                 9.1.3 Lessee shall not make any modifications, alterations or improvements to the Leased Improvements or any portion thereof, whether by addition or deletion, without Lessor's prior written consent, which consent may be given or withheld in Lessor's sole and absolute discretion; provided that Lessor shall not unreasonably withhold its consent to any non-structural modifications, alterations or improvements that do not constitute capital improvements and that are otherwise made in compliance with this Lease, so long as the total cost thereof does not exceed $50,000 and the total cost in any twelve (12) month period does not exceed $100,000. Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, express or implied, to any contractor, sub-contractor, laborer, materialman, or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair, or demolition of, or to the Leased Property or any part thereof; or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim, or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof. Lessor shall have the right to give, record and post, as appropriate, notices of non-responsibility (or similar notices) under any mechanics' or materialmen's lien laws now or hereafter existing.

                 9.1.4 Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required under this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair during the entire Term).

          9.2 EXPENDITURES TO COMPLY WITH LAW. Without limiting Lessee's other obligations, during the Term of this Lease, Lessee will, at its expense, make whatever expenditures (including, but not limited to capital and non-capital expenditures) that are required to conform the Leased Property to such standards as may from time-to-time be required by federal, state or local law or regulation, whether in connection with state accreditation requirements, charter school legislation (if applicable) or any other applicable programs or legislation, or capital improvements required by any other governmental agency having jurisdiction over the Leased Property as a condition of the continued operation of the Leased Property during the Term (as extended) as an educational facility pursuant to present or future laws or governmental regulation. Lessor shall not unreasonably withhold its consent to any expenditures or capital improvements made by Lessee pursuant to this Paragraph 9.2 and otherwise made in compliance with this Lease.

          9.3 ENCROACHMENTS, RESTRICTIONS, ETC. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its sole cost and expense, (and after Lessor's prior approval) subject to Lessee's right to sue Lessor's predecessors in title with respect thereto or to contest the existence of any such encroachment, violation or impairment and, in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or the Leased Property; or (ii) make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Paragraph 6.2 and this
Article IX. Lessee's obligations under this Paragraph 9.3 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance.

                                      ARTICLE X

          10.1 LESSEE'S OBLIGATIONS FOR HAZARDOUS MATERIALS. Lessee shall, at its sole cost and expense, take all actions as required to cause the Leased Property including, but not limited to, the Land and all Leased Improvements, to be free and clear of the presence of all Hazardous Materials during the Term. In this connection, Lessee shall, upon its discovery, belief or suspicion of the presence of Hazardous Materials on, in or under any part of the Leased Property, including, but not limited to, the Land and all Leased Improvements, immediately notify Lessor and, at no expense to Lessor, cause any such Hazardous Materials to be removed immediately, in compliance with all applicable laws and in a manner causing the least disruption of or interference with the operation of Lessee's business. Lessee hereby agrees to fully indemnify, protect, defend and hold harmless Lessor from any costs, damages, claims, liability or loss of any kind or nature arising out of or in any way in connection with the presence, suspected presence, removal or remediation of Hazardous Materials in, on, or about the Leased Property, or any part thereof. Lessee acknowledges that it has received and reviewed the following environmental reports: (a) as to the Paradise Valley Montessori Property, that certain environmental report, dated May 6, 1998, and prepared by Asset Environmental Services, Inc.

as Project No. A98-023, together with the reliance letter dated May 21, 1998 from Asset Environmental Services, Inc. to Lessor and the review thereof performed by SECOR International Incorporated; and (b) as to the Paradise Valley Property, that certain environmental report, dated May 8, 1998, and prepared by Asset Environmental Services, Inc. as Project No. A98-027, together with the reliance letter dated May 26, 1998 from Asset Environmental Services, Inc. to Lessor and the review thereof performed by SECOR International Incorporated (the "Environmental Reports"). Without limiting Lessee's other obligations under this Lease, Lessee agrees, at Lessee's sole cost, to fully comply with all recommendations set forth in the Environmental Reports, as updated, promptly after the Commencement Date hereunder.
Lessee's obligations hereunder shall apply to all Hazardous Materials, irrespective of whether the existence of such Hazardous Materials is known by Lessor and no matter when they arose or were discovered and therefore will include any Hazardous Materials that existed prior to, at, or after the Commencement Date and during the Term.

          10.2 DEFINITION OF HAZARDOUS MATERIALS. For purposes of this Lease, "Hazardous Materials" shall include, but not be limited to, any substance, material, waste, pollutant or contaminant, now or hereafter defined, listed or regulated by the "Environmental Laws" (defined below) or any other federal state or local law, regulation or order or by common law decision. "Environmental Laws" means and includes any law, ordinance, regulation or requirement now or hereinafter in effect relating to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), human health and safety or any other environmental matter, including, without limitation, the following laws as the same may be amended from time to time: Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Section 9601, et seq.; Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; Clean Water Act, 33 U.S.C. Section 1251, et seq.; Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; Refuse Act, 33 U.S.C. Section 407; Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq.; Clean Air Act, 42 U.S.C. Section 7401, et seq.; and any and all similar state and local laws and ordinances and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto.

                                      ARTICLE XI

          11.1 NO LIENS. Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly, voluntarily or by operation of law, create or allow to remain and will promptly discharge at its expense any lien, mortgage, encumbrance, attachment, title retention agreement, or claim upon the Leased Property.

                                     ARTICLE XII

     12. PERMITTED CONTESTS. Lessee shall have the right to contest the amount or validity of any Imposition or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim ("Claims") not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence, and to delay payment if legally permitted; provided this shall not be deemed or construed in any way as relieving Lessee's covenants to pay or its covenants to cause to be paid any such charges in the manner as in this Lease provided and further provided that, such legal proceedings
(and delay in payment) shall not cause the sale of the Leased Property, or any part thereof, to satisfy the same or cause Lessor or Lessee to be in default under any mortgage or deed of trust encumbering the Leased Property or any interest therein or otherwise threaten to cause loss or damage to Lessor or the Leased Property. Upon the request of Lessor, Lessee shall provide to Lessor reasonable security satisfactory to Lessor to assure the payment of all Claims which may be assessed against the Leased Property, together with interest and penalties, if any, thereon. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. In the event that Lessee fails to pay any Claims when due or, upon Lessor's request, to provide the security therefor as provided in this
Article XII and to diligently prosecute any contest of the same or in the event the same threatens to cause loss or damage to Lessor or the Leased Property, Lessor may, upon thirty (30) days advance written Notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor at the next Payment Date provided for in this Lease. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or otherwise threaten to cause loss or damage to Lessor, then Lessor shall give such written Notice as is practical under the circumstances. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed.

                                     ARTICLE XIII

          13.1 GENERAL INSURANCE REQUIREMENTS. Subject to the provisions of Paragraph 13.8, during the Term, Lessee shall at all times keep the Leased Property, and all property located in or on the Leased Property, including Lessee's Personal Property, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the state in which the Leased Property is located, having an A.M. Best rating of A X or higher or otherwise approved by Lessor in its sole discretion. The policies must name Lessor as loss payee and additional named insured, shall contain a provision that such insurance may not be canceled or amended without at least thirty (30) days' notice to Lessor and shall be payable to Lessor as provided in Article XIV. In addition, upon Lessor's written request, the policies shall name as mortgagee, loss payee and additional insured the holder ("Facility Mortgagee") of any mortgage, deed of trust or other security agreement and any other Encumbrance placed on the Leased Property in accordance with the provisions of Article XXXIII, as well as any other entity interested in the Leased Property ("Facility Mortgage") by way of a standard form of mortgagee's loss payable endorsement. Evidence of insurance shall be deposited with Lessor and, if requested, with any Facility Mortgagee(s). If any provision of any Facility Mortgage requires deposits of premiums for insurance to be made with such Facility Mortgagee, or, pursuant to written direction by Lessor upon the occurrence of any Event of Default hereunder (and irrespective of whether such Event of Default is continuing or has been cured), Lessee shall make such deposits directly with such Facility Mortgagee or with Lessor, as required. The policies on the Leased Property, including the

Leased Improvements, Fixtures and Lessee's Personal Property, shall insure against the following risks:

                 13.1.1 Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as "All Risk," and all physical loss perils normally included in such All Risk insurance, including, but not limited to, sprinkler leakage, in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as defined below in Paragraph 13.2);

                 13.1.2 Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the any of the Facilities, if any, in such amounts with respect to any one accident as may be reasonably requested by Lessor from time-to-time;

                 13.1.3 Loss of rental under a rental value insurance policy covering risk of loss during the first twelve (12) months of reconstruction necessitated by the occurrence of any of the hazards described in Paragraph
13.1.1 or 13.1.2 in an amount sufficient to prevent Lessor from becoming a co-insurer.

                 13.1.4 Claims for personal injury or property damage under a policy of comprehensive general public liability insurance with amounts not less than One Million Dollars ($1,000,000.00) per occurrence, and with an annual aggregate of Three Million Dollars ($3,000,000.00);

                 13.1.5 Flood (if the Leased Property is located in whole or in part within a flood plain area, as designated by any governmental or other responsible agency and if such insurance is available pursuant to applicable law) and such other hazards and in such amounts as may be customary for comparable properties in the area; and

                 13.1.6 Any other kinds of insurance, and in such amounts, as Lessor may reasonably require from time to time to the extent available in the state where the Leased Property is located.

          13.2 REPLACEMENT COST. The term "full replacement cost" as used herein, shall mean the full actual replacement cost of the Leased Property as determined from time-to-time upon the request of Lessor, including an increased cost of construction endorsement, less exclusions provided in the standard form of fire insurance policy in the state where the Leased Property is located. Lessor and Lessee agree that as of the Commencement Date the full replacement cost shall be deemed to be $1,200,000.00 as to the Paradise Valley Montessori Property, and $2,000,000.00 as to the Paradise Valley Property.

          13.3 ADDITIONAL INSURANCE. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be reasonably required from time-to-time by Lessor or any Facility Mortgagee (to the extent available in the state where the Leased Property is located) and shall further at all times maintain adequate worker's compensation insurance coverage for all persons employed by Lessee on the Leased Property.
 Such worker's compensation insurance shall be in accordance with the requirements of applicable federal, state and local law.

          13.4 WAIVER OF SUBROGATION. All insurance policies carried by either party covering the Leased Property, the Fixtures, the Facilities, or Lessee's Personal Property including without limitations, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so. Upon written request, each party shall provide the other party with a copy of each insurance policy with the waiver clause or endorsement attached.

          13.5 FORM SATISFACTORY, ETC. All of the policies of insurance referred to in this Article XIII shall be written in a form reasonably satisfactory to Lessor and by insurance companies having an A.M. Best rating of A X or higher or otherwise approved by Lessor in its sole discretion. Subject to the foregoing, Lessor agrees that it will not unreasonably withhold its approval as to the form of the policies of insurance or as to the insurance companies selected by Lessee. Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable by Lessee to Lessor upon written demand therefor, and failure to repay the same shall constitute an Event of Default within the meaning of Paragraph 16.1(c). Each insurer mentioned in this Article XIII shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that will give to Lessor (and to any Facility Mortgagee, if required by the same) thirty (30) days written notice before the policy or policies in questions shall be altered, allowed to expire or cancel.

          13.6 INCREASE IN LIMITS. In the event that Lessor or a Facility Mortgagee shall at any reasonable time deem, in the reasonable exercise of its discretion, the limits of the personal injury or property damage public liability insurance then carried to be insufficient, Lessee shall thereafter carry the insurance with increased limits until further change pursuant to the provisions of this Paragraph.

          13.7 BLANKET POLICY. Notwithstanding anything to the contrary contained in this Article XIII, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this
Article XIII are otherwise satisfied.

          13.8 NO SEPARATE INSURANCE. Lessee shall not on Lessee's own initiative or pursuant to the request or requirement of any third party take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, to be furnished or which may reasonably be required to be furnished, by Lessee or increase the amount of any then existing insurance by securing any additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees, are included therein as additional insureds, and the loss is payable under said insurance in the same manner as losses are payable under the Lease. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amount of the then existing insurance.

          13.9 CONTINUOUS COVERAGE. Lessee shall assure that there is no gap in the insurance coverage provided in connection with the Facilities at or after the Commencement Date, and therefore, the insurance provided by Lessee shall be continuous, with the types and amounts of coverage, described herein to be applicable on the Commencement Date. To the extent there is not full, complete and continuous coverage for all issues, no matter when arising, claimed or occurring, Lessee shall, at its sole cost, obtain such insurance.

                                     ARTICLE XIV

          14.1 INSURANCE PROCEEDS. All proceeds payable by reason of any loss of or damage to the Leased Property, or any portion thereof, which is insured under any policy of insurance required by Article XIII of the Lease, where the total proceeds paid by the insurer are less than $150,000.00, shall be paid to Lessee and applied to the reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof. All proceeds payable by reason of any loss of or damage to the Leased Property, or any portion thereof, which is insured under any policy of insurance required by Article XIII of this Lease where the total proceeds paid by the insurer are equal to or in excess of $150,000.00 shall be paid to Lessor and held by Lessor in trust (subject to the provisions of Paragraph 14.7) and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Lessor from time-to-time for the reasonable costs of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall go to Lessee, provided the Lease is in force and there exists no uncured Event of Default; otherwise such excess shall be paid to Lessor for application as set forth in
Article XVI hereof. In the event neither Lessor nor Lessee is required or elects to repair and restore, and the Lease is terminated pursuant to Article XVI, all such insurance proceeds shall be retained by Lessor. All salvage resulting from any risk covered by insurance shall belong to Lessor except that any salvage relating to Lessee's Personal Property shall belong to Lessee.

          14.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE PROCEEDS.

                 14.2.1 If during the Term, the Leased Property, or any portion thereof, is totally or partially destroyed by a risk covered by the insurance described in Article

XIII and whether or not the Facility located thereon is rendered Unsuitable for Its Primary Intended Use, Lessee shall restore the Leased Property to substantially the same condition as existed immediately before the damage or destruction.

                 14.2.2 If the cost of the repair or restoration exceeds the amount of proceeds received by Lessee or Lessor from the insurance required under Article XIII, Lessee shall be obligated to restore the Leased Property and pay the extra cost therefor, provided that, prior to commencing the repair and restoration, Lessee shall either (i) contribute any excess amount needed to restore the Leased Property, or (ii) provide Lessor with satisfactory evidence that such funds are, and throughout the entire period of reconstruction will be, available. If Lessee contributes such excess in cash, such excess shall be paid by Lessee to Lessor to be held in trust, together with any insurance proceeds, for application to the cost of repair and restoration.

          14.3 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE. If during the Term, the Leased Property, or any portion thereof, is damaged or destroyed irrespective of the extent of the damage from a risk not covered by the insurance described in Article XIII, whether or not such damage or renders the Facility located thereon Unsuitable for Its Primary Intended Use, Lessee shall restore the Leased Property to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease.

          14.4 LESSEE'S PERSONAL PROPERTY. Subject to Lessor's rights pursuant to the Security Agreement, all insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property shall be paid to Lessee, and Lessee shall hold such insurance proceeds in trust to pay the cost of repairing or replacing damaged Lessee's Personal Property. Any proceeds in excess of the cost of repairing or replacing any such Lessee's Personal Property shall belong to Lessee.

          14.5 RESTORATION OF LESSEE'S PROPERTY. Without limiting Lessee's obligation to restore the Leased Property as provided in Paragraphs 14.2 and 14.3, Lessee shall also pay the cost to restore all Alterations and other improvements made by Lessee which Lessee elects to restore, including Lessee's Personal Property to the extent that Lessee's Personal Property is necessary to the operation of either of the Facilities for its Primary Intended Use in accordance with applicable Legal Requirements.

          14.6 NO ABATEMENT OF RENT. This Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during any period required for repair and restoration.

          14.7 WAIVER. Lessee hereby waives any statutory rights of termination which may arise by reason of any damage to or destruction of the Leased Property, or any portion thereof, which Lessor is obligated to restore or may restore under any of the provisions of this Lease.

                                      ARTICLE XV

     15.  CONDEMNATION.

          15.1   DEFINITIONS.

                 15.1.1 "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor;
(b) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

                 15.1.2 "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

                 15.1.3 "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

                 15.1.4 "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

          15.2 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any taking of all or any part of the Leased Property or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article XV.

          15.3 TOTAL CONDEMNATION. If title to the fee of the whole of the Paradise Valley Montessori Property or the Paradise Valley Property shall be taken or condemned by any Condemnor, this Lease shall cease and terminate as to the Paradise Valley Montessori Property or the Paradise Valley Property, as applicable, as of the Date of Condemnation by said Condemnor. If title to the fee of less than the whole of the Paradise Valley Montessori Property or the Paradise Valley Property shall be so taken or condemned, which nevertheless renders the Facility located thereon Unsuitable for Its Primary Intended Use, as reasonably determined by Lessor and Lessee, Lessee and Lessor shall each have the option by written Notice to the other, at any time at or prior to the taking of possession by, or the date of vesting of title in, such Condemnor, whichever first occurs, to terminate this Lease as to the Paradise Valley Montessori Property or the Paradise Valley Property, as applicable, as of the date of the occurrence of such first event. If such Notice has timely been given, this Lease shall thereupon cease and terminate as to the Leased Property affected thereby. Upon the termination of the Lease as to all or any portion of the Leased Property, all Minimum Rent, and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the date the Lease terminates as to such portion of the Leased Property.

          15.4 ALLOCATION OF PORTION OF AWARD. The total Award made with respect to all or any portion of the Leased Property or for loss of rent, or for loss of business, whether or not beyond the Term of this Lease, or for the loss of value of the leasehold (including the bonus value of the Lease) shall be solely the property of and payable to Lessor and Lessee hereby assigns to Lessor any and all rights in such Award; provided, however, that Lessee shall be entitled to make a separate claim for the taking of Lessee's Personal Property and relocation expense, subject to Lessor's rights pursuant to the Security Agreement, and as long as any such claim will not in any way diminish Lessor's Award, or for any other loss that can be awarded to Lessee separately from Lessor's claim and which will not in any respect whatsoever diminish or threaten to diminish the total amounts to be awarded to Lessor, as set forth above or otherwise. To the extent Lessee's claim may thereafter reduce Lessor's claim, Lessee shall, and hereby does, assign its claim to Lessor. In any Condemnation proceedings, each of the Lessor and Lessee shall seek its own claim in conformity herewith, at its own expense.

          15.5 PARTIAL TAKING. If title to the fee of less than the whole of the Paradise Valley Montessori Property or the Paradise Valley Property shall be so taken or condemned, and the Facility located thereon is still suitable for its Primary Intended Use, as reasonably determined by Lessor and Lessee, or if Lessee or Lessor shall be so entitled, but shall not elect to terminate this Lease as provided in Paragraph 15.3 hereof, Lessee, at its own cost and expense (subject to Lessor's contribution described below), shall with all reasonable dispatch restore the untaken portion of any Leased Improvements on the Leased Property affected by such Condemnation so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existed immediately prior to such Condemnation. Lessor shall contribute to the cost of restoration that part of its Award specifically allocated to such restoration, provided, however, the amount of such contribution shall not exceed the cost of restoration. The Minimum Rent shall be reduced as set forth in Paragraph 5.2.

          15.6 TEMPORARY TAKING. Lessee agrees that if, at any time after the date hereof, the whole or any part of the Leased Property or of Lessee's interest under this Lease, shall be Condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the times herein specified, the full amounts of Minimum Rent and Additional Charges. Except only to the extent that Lessee may be prevented from doing so pursuant to the terms of the order of the Condemnor, Lessee shall also continue to perform and observe all of the other terms, covenants, conditions and obligations hereof, on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any such Condemnation as in this Paragraph 15.6 described, the entire amount of any such Award made for such temporary use, whether paid by way of damages, rent or otherwise, shall be paid to Lessee to the extent attributable to any period within the Initial Term (as extended by any already exercised options to extend) and except as otherwise provided hereunder. Notwithstanding the foregoing, in the event that any temporary use or occupancy covered under this Paragraph 15.6 renders any portion of either of the Facilities located on the Leased Property Unsuitable for its Primary Intended Use for a period in excess of twelve (12) calendar months, Lessee shall have the right to elect a reduction in Minimum Rent as set forth in Paragraph 5.2 commencing on the twelve (12) month anniversary of any such use or occupancy and continuing so long as such temporary use or occupancy continues, in which event any Award made for such temporary use or occupancy shall be paid to Lessor to the extent attributable to the period that Minimum Rent is so abated. Lessee covenants that upon the termination of any such period of temporary use or occupancy as set forth in this Paragraph 15.6, it will, at its sole cost and expense, restore the Leased Property affected by such taking or condemnation as nearly as may be reasonably possible, to the condition in which the same was immediately prior to the Condemnation, unless such period of temporary use or occupancy shall extend beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration, and in such case, Lessee shall contribute to the cost of such restoration that portion of its entire Award which is specifically allocated to such restoration in the judgment or order of the court, if any.

                                     ARTICLE XVI

          16.1 EVENTS OF DEFAULT. In addition to any other "Event of Default" provided for under Paragraphs 1.3.3 or otherwise under this Lease or any other documents executed concurrently herewith, any one or more of the following events shall be an "Event of Default":

                 (a) if any payment of the Rent payable by Lessee under this Lease is not paid as and when the same becomes due and payable, and such failure shall continue for more than five (5) Business Days; or

                 (b) if Lessee fails to observe or perform any term, covenant or condition of this Lease other than those described under Paragraphs 1.3.3, 16.1(a) and 16.1(c) through and including 16.1(n) of this Lease, and such failure is not cured by Lessee within a period of thirty (30) days after Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed an Event of Default if Lessee proceeds promptly, continuously and with due diligence to cure the failure and diligently completes the curing thereof within ninety (90) days; or

                 (c) if Lessee commits an "Event of Default" under any of the Other Leases. Without limiting the foregoing, and subject to the provisions of Paragraph 16.4, if Lessee commits an "Event of Default" under this Lease, Lessee shall thereby be in default (and shall therefore have committed an "Event of Default") under all of the Other Leases; or

                 (d) if Lessee commits an "Event of Default" under any of the Related Leases. Without limiting the foregoing, and subject to the provisions of Paragraph 16.4, if Lessee commits an "Event of Default" under this Lease, Lessee shall thereby be in default (and shall therefore have committed an "Event of Default") under all of the Related Leases; or

                 (e) if Lessee commits an "Event of Default" under any of the Security Documents; or

                 (f) if Lessee defaults under its obligations under Paragraph 7 of the Paradise Valley Montessori Purchase Agreement; or

                 (g)  if Lessee does any of the following:

                         (i)    admit in writing its inability to pay its debts
generally as they become due;

                         (ii)   file a petition in bankruptcy or a petition to
take advantage of any insolvency law;

                         (iii)  make an assignment for the benefit of
creditors;

                         (iv)   consent to the appointment of a receiver of
itself or of the whole or any substantial part of its property; or

                         (v)    file a petition or answer seeking
reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof; or

                 (h) if Lessee, on a petition in bankruptcy filed against it, is adjudicated a bankrupt or an order for relief thereunder is entered against it or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver for Lessee or of the whole or substantially all of its property or any one or more of the Facilities, or approving a petition filed against Lessee seeking reorganization or arrangement of Lessee under the Federal bankruptcy laws or other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside within sixty (60) days from the date of the entry thereof; or

                 (i) if Lessee shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets; or

                 (j) subject to the provisions of Article XII hereof, if the estate or interest of Lessee in the Leased Property or any part thereof be levied upon or attached in a proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after Notice thereof from Lessor, or a mechanic's or similar lien is filed with respect to the Leased Property and is not released or bonded around for a period exceeding sixty (60) days after Lessee first has knowledge of the same; or

                 (k) if Lessee voluntarily ceases operations at any one or more of the Facilities for a period in excess of two (2) days, other than by reason of regularly-scheduled school holidays, school vacations or breaks between sessions; or

                 (l) if any of Lessee's representations or warranties expressly set forth in this Lease (or financial statements provided to Lessor) proves to have been untrue when made; or

                 (m) if Lessee attempts to assign or sublease, in violation of the provisions of this Lease; or

                 (n) if Lessee ceases to operate any of the Facilities in accordance with its Primary Intended Use, or ceases to maintain in effect any charter (if applicable), license, permit, certificate or approval necessary or otherwise required to operate each Facility in accordance with its Primary Intended Use.

          Subject to the provisions of Paragraph 16.4 below, upon the occurrence of an Event of Default, in addition to all of Lessor's other remedies, Lessor may terminate this Lease by giving Lessee not less than ten (10) Business Days Notice of such termination and upon the expiration of the time fixed in such Notice, the Term shall terminate and all rights of Lessee under this Lease shall cease.

          In the event litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith, including reasonable attorneys' fees and costs incurred on appeal.

          16.2 CERTAIN REMEDIES. Lessor shall have all remedies and rights provided under this Lease and/or otherwise available in law and equity as a result of an Event of Default or Lessee's other breach under this Lease, including, to the extent permitted by Arizona law, the right to appoint a receiver as a matter of strict right without regard to the solvency of Lessee, for the purpose of procuring the Leased Property, preventing waste, protecting and otherwise enforcing the provisions of this Lease and for any and all other purposes for which a receiver is allowed under the laws of the State of Arizona. Without limiting the foregoing, and subject to the provisions of Paragraph 16.4, if an Event of Default occurs (and the event giving rise to such Event of Default has not been cured within the curative period, if any, relating thereto as set forth in this Lease) whether or not this Lease has been terminated pursuant to Paragraph 16.1, Lessee shall, to the extent permitted by law, and if required by Lessor to so do, immediately surrender to Lessor the Leased Property pursuant to the provisions of Paragraph 16.1 and quit the same and Lessor may enter upon and repossess the Leased Property, in person, by agent or by a court-appointed receiver, by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property subject to rights of any residents (and their property) and to any requirements of law. Without limiting all other rights and remedies of Lessor under this Lease and under law, and subject to the provisions of Paragraph 16.4, Lessor shall have the right to accelerate all Rent (including Minimum Rent) and therefore, upon Lessee's default, at Lessor's option, all such Rent shall become immediately due and payable in accordance with Paragraph 16.3, below. Further, without limiting all other rights and remedies of Lessor under this Lease and under law, Lessor shall be entitled to recover from Lessee, and Lessee shall therefore be liable for, all costs of recovering possession (including without limitation all costs associated with any receiver) and renovating the Leased Property for a new lessee and all other costs of re-leasing, including, but not limited to, broker's commissions and attorneys' fees, except as limited by Paragraph 16.3 below.

          16.3 DAMAGES. Neither (i) the termination of this Lease pursuant to Paragraphs 16.1 or 16.4, (ii) the repossession of the Leased Property;
(iii) the failure of Lessor to relet the Leased Property; nor (iv) the reletting of all or any portion thereof, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting (except for proceeds received on subletting). In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination.

                 (a) Lessor shall not be deemed to have terminated this Lease unless Lessor delivers written Notice to Lessee of such election. If Lessor voluntarily elects to terminate this Lease upon an Event of Default, then in addition to all remedies available to Lessor, Lessor may recover the sum of:

                         (i)    the worth at the time of award of the unpaid
Rent which had been earned at the time of termination;

                         (ii)   the worth at the time of award of the amount by
which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

                         (iii)  the worth at the time of award of the amount by
which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

                         (iv)   any other amount necessary to compensate Lessor
for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

                         The "worth at the time of award" of the amounts
referred to in subparagraphs (i) and (ii) above is computed by allowing interest at the Overdue Rate. The worth at the time of award of the amount referred to in subparagraph (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                 (b) Without limiting Lessor's other remedies provided herein and provided by law, Lessor may continue the Lease in effect after Lessee's breach and abandonment and recover Rent as it becomes due, provided that, in such event, Lessee has the right to sublet or assign subject only to reasonable conditions imposed by Lessor. Accordingly, without termination of Lessee's right to possession of the Leased Property, Lessor may demand and recover each installment of Minimum Rent and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, which Minimum Rent and other sums shall bear interest at the maximum interest rate permitted in accordance with the laws of the State of Arizona (or the Overdue Rate, whichever is lower), from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease. If Lessor elects to recover each installment of Rent as it becomes due, then Lessor may file any number of lawsuits for the recovery of the amounts due hereunder.

          16.4 REMEDIES RELATING TO OPERATION OF THE PARADISE VALLEY MONTESSORI PROPERTY AS A CHARTER SCHOOL. Notwithstanding any other provision of this Lease to the contrary, if an Event of Default occurs hereunder as a result of Lessee having ceased to operate the elementary/middle school located on the Paradise Valley Montessori Property as a charter school, and IF AND ONLY IF Lessee ceased to operate such Facility as a charter school solely and exclusively because (i) the State of Arizona has enacted new legislation or regulations, or has modified or revoked the existing legislation or regulations, governing charter schools in the State of Arizona, in such a way which would render it impossible for Lessee to then operate the Facility located on the Paradise Valley Montessori Property as a charter school, or (ii) the Arizona State Board of Charter Schools or other governmental agency having jurisdiction has revoked Lessee's Charter of the Facility located on the Paradise Valley Montessori Property for reasons entirely unrelated to any acts or omissions of Lessee, then ONLY upon the occurrence of such event, and so long as Lessee is not otherwise in default of its obligations under this Lease in any respect, nor has any event occurred which, but for the passage of time or the giving of notice or both, would constitute a default under this Lease by Lessee, Lessor's sole remedies under this Lease in connection with an Event of Default specifically described above in this Section 16.4 only shall be as follows:

                 (a) Lessor shall not be entitled to declare an Event of Default under the Related Leases and the Other Leases, or any of them, solely on the basis of the Event of Default hereunder arising from such cessation; and

                 (b) Lessee shall have twenty (20) days after the occurrence of such Event of Default to present to Lessor a written proposal setting forth with reasonable specificity a plan for one or more new uses for the Paradise Valley Montessori Property. Lessor shall have twenty (20) days following receipt of any such proposal from Lessee in which to give or withhold its consent to any proposed new use for the Paradise Valley Montessori Property. If and only if Lessor consents in writing to a new use for the Paradise Valley Montessori Property shall Lessee be entitled to change the use of the Paradise Valley Montessori Property to a use other than that set forth in Section 7.2 hereof; provided, however, that the parties hereby specifically acknowledge their agreement that Lessor shall be under no obligation to agree to any proposed new use and that Lessor may give or withhold its consent to any proposed new use in Lessor's sole and absolute discretion, it being understood that Lessee's use of the Paradise Valley Montessori Property as a pre-school and a charter elementary/middle school is of material importance to Lessor's willingness to purchase the Paradise Valley Montessori Property and enter into this Lease of the Paradise Valley Montessori Property with Lessee. Lessor's failure to respond to a proposal for a new use by Lessee within the twenty (20) day period shall be construed as a denial of consent.

                 (c) In the event that Lessor does not consent to Lessee's proposed new use for the Paradise Valley Montessori Property within the twenty
(20) day period, for any reason whatsoever, then Lessor may terminate this Lease as to the Paradise Valley Montessori

Property only, by giving Lessee not less than ten (10) Business Days Notice of such termination. Upon expiration of the time fixed in such Notice, the Term shall terminate as to the Paradise Valley Montessori Property only, Lessee shall vacate the Paradise Valley Montessori Property immediately and all rights of Lessee in and to the Paradise Valley Montessori Property shall cease. In connection with any such termination of this Lease as to the Paradise Valley Montessori Property only, Lessor shall have all rights and remedies otherwise afforded to Lessor under Sections 16.2, 16.3 and otherwise under this Lease, at law or in equity. Lessee hereby agrees to execute an amendment to this Lease and any other documents reasonably required by Lessor to evidence and memorialize the termination of this Lease as to the Paradise Valley Montessori Property only.

          Notwithstanding any provision in this Lease or any of the Related Leases to the contrary, neither the occurrence of an Event of Default under the circumstances set forth in this Section 16.4, nor the termination of this Lease as to the Paradise Valley Montessori Property as provided for in this Section 16.4, shall affect the right or ability of Lessee to exercise the option to extend this Lease and any of the Related Leases.

          Lessor and Lessee specifically agree that the foregoing provisions of this Paragraph 16.4 shall not impair, restrict or limit in any way Lessor's right to declare an Event of Default under this Lease as to all the Leased Property demised hereunder, or to declare an Event of Default under the Related Leases and the Other Leases, or any of them, in the event that an Event of Default under this Lease shall have been declared by Lessor for any reason other than the specific Event of Default described above in this Paragraph 16.4 (i) and (ii).

          LESSOR AND LESSEE SPECIFICALLY ACKNOWLEDGE AND AGREE THAT LESSOR HAS ACQUIRED THE PARADISE VALLEY MONTESSORI PROPERTY AND AGREED TO ENTER INTO THIS LEASE UPON AND SUBJECT TO THE CONDITION THAT THE PARADISE VALLEY MONTESSORI PROPERTY BE OPERATED AS AN EDUCATIONAL FACILITY HAVING ALL CHARTERS, LICENSES, PERMITS AND APPROVALS NECESSARY TO OPERATE A CHARTER SCHOOL UNDER THE CHARTER SCHOOL LEGISLATION FOR THE STATE OF ARIZONA, AND THAT THIS CONDITION IS A MATERIAL INDUCEMENT TO LESSOR ENTERING INTO THIS LEASE. LESSOR AND LESSEE FURTHER ACKNOWLEDGE AND AGREE THAT THE REMEDIES OF LESSOR SET FORTH IN THIS PARAGRAPH 16.4 HAVE BEEN SPECIFICALLY NEGOTIATED AND BARGAINED FOR AND ARE A MATERIAL INDUCEMENT TO LESSOR IN ENTERING INTO THIS LEASE.

          16.5   WAIVER.  If this Lease is terminated pursuant to Paragraphs
16.1 or 16.4, Lessee waives, to the extent permitted by applicable law, the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

          16.6 APPLICATION OF FUNDS. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order which Lessor may determine or as may be prescribed by the laws of the State of Arizona.

                                    ARTICLE XVII

     17. LESSOR'S RIGHT TO CURE LESSEE'S DEFAULT. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods, if any, provided under this Lease, Lessor, after fifteen (15) days' Notice to and demand upon Lessee, and without waiving or releasing any obligation of Lessee or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property, in person, by agent or by court-appointed receiver, for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property, or cause damage to Lessor, then Lessor shall give such written Notice as is practical under the circumstances. No such entry shall be deemed an eviction of Lessee. In exercising any remedy under this Article XVII, Lessor shall use its good faith efforts not to violate any rights of students, teachers or administrators who may be on the premises at the Facilities. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                    ARTICLE XVIII

          18.1 OPTIONS TO EXTEND. Provided there exists no uncured Event of Default under this Lease, or any of the Related Leases at the time Lessee exercises any option to extend (in accordance with this Article XVIII), Lessee will have the right to extend this Lease for two (2) periods of ten (10) years each (each such additional term shall be referred to herein as an "Extended Term"), commencing immediately following the end of the Initial Term or the immediately preceding Extended Term, as the case may be. Notwithstanding anything stated in this Paragraph 18.1 or elsewhere in this Lease, Lessee shall not be entitled to exercise its option to extend this Lease for any Extended Term (and any such option to extend shall automatically expire and terminate) unless Lessee concurrently exercises its option to extend each of the Related Leases for the same period, as provided in each of the Related Leases; and any attempt to exercise Lessee's option to extend this Lease without Lessee exercising its options under all of the Related Leases shall be null and void. The Lease during any Extended Term shall be on the same terms and conditions as during the Initial Term, except that the Minimum Rent shall be determined as set forth in Paragraph 18.2 below. In the event Lessee desires to exercise any option to extend granted in this Article XVIII, Lessee shall give Landlord written notice ("Notice to Extend") not less than two hundred ten (210) days prior to the expiration of the Initial Term or the immediately preceding Extended Term, as the case may be. If Lessee fails to give Landlord any such notice, then such option to extend and all future options to extend granted in this Article XVIII shall be null and void and of no further force or effect.

          18.2 MINIMUM RENT DURING EXTENDED TERMS. The Minimum Rent at the commencement of each Extended Term shall be determined as set forth below:

                 (a) The Minimum Rent at the commencement of the first Extended Term shall be the higher of: (i) the annual Minimum Rent at the rate paid during the twelve (12) month period immediately preceding the first Extended Term, increased by two percent (2%); (ii) the annual Minimum Rent at the rate that was payable as of the Commencement Date of this Lease, multiplied by a fraction, the numerator of which shall be the C.P.I. for the first calendar month of the first Extended Term and the denominator of which shall be the C.P.I. for the calendar month in which the Commencement Date of the Initial Term occurs; and (iii) the Fair Market Rent, as determined below.

                 (b) The Minimum Rent at the commencement of the second Extended Term shall be the higher of: (i) the annual Minimum Rent at the rate paid during the twelve (12) month period immediately preceding the second Extended Term, increased by two percent (2%); (ii) the annual Minimum Rent at the rate paid during the first twelve (12) months of the first Extended Term multiplied by a fraction, the numerator of which shall be the C.P.I. for the first calendar month of the second Extended Term and the denominator of which shall be C.P.I. for the first calendar month of the first Extended Term; and
(iii) the Fair Market Rent, as determined below.

                 (c) If Lessor and Lessee cannot agree on the Fair Market Rent within thirty (30) days after the date of any Notice to Extend, each party shall, by notice to the other, appoint a disinterested and licensed M.A.I. Real Estate Appraiser with at least five years of experience appraising educational facilities to determine the Fair Market Rent. If any party should fail to appoint an appraiser within ten (10) days after notice, the appraiser selected by the other party shall determine the Fair Market Rent. In determining the Fair Market Rent, each appraiser shall give appropriate consideration to, among other things, generally applicable minimum rent for tenancies of property comparable to the Leased Property in the area in which the Leased Property is located.

                 (d) If the two appraisers selected pursuant to Paragraph 18.2(c) above, cannot agree upon the Fair Market Rent within forty-five (45) days, they shall immediately give written notice of such inability ("Notice of Disagreement") to both Lessor and Lessee setting forth the Fair Market Rent determinations of each of the appraisers. If the determinations of each of the two appraisers of the Fair Market Rent at the commencement of such Extended Term differ by less than ten percent (10%) of the lower determination, the Fair Market Rent shall be fixed at an amount equal to the average of the two determinations.

                 (e) If the determinations of each of the two appraisers selected pursuant to Paragraph 18.2(c), above, differ by ten percent (10%) or more of the lower determination with respect to the Fair Market Rent to be paid at the commencement of such Extended Term, then within thirty (30) days after the giving of the Notice of Disagreement, the two appraisers shall appoint a third disinterested and licensed M.A.I. Real Estate Appraiser with at least 5 years of experience appraising educational facilities. If the parties cannot then agree on the Fair Market Rent, the third appraiser shall determine the Fair Market Rent, and in so doing, shall give appropriate consideration to those items described in Paragraph 18.2(c). The third appraiser shall not select a Fair Market Rent either (i) higher than the highest of the two appraisals made pursuant to Paragraph 18.2(c); or (ii) lower than the lowest of the two appraisals made pursuant to Paragraph 18.2(c), above. If the first two appraisers cannot agree on the selection of a third appraiser within such thirty (30) days, or if the first two appraisers fail to provide a Notice of Disagreement (as stated above in Paragraph 18.2(d), above, then the Fair Market Rent shall be determined by a third appraiser selected by the American Arbitration Association (or such other organization at Lessor's election) upon application by Lessor.

                 (f) During the time before the determination of the Fair Market Rent, Lessee shall pay Minimum Rent at the rate paid immediately preceding such Extended Term, increased by two percent (2%); provided, however, that, if the Fair Market Rent is determined to be higher than such amount, the Minimum Rent owed by Lessee at the Fair Market Rent shall be effective retroactively as of the first day of such Extended Term. If, after the Minimum Rent for an Extended Term is adjusted and applied retroactively as of the first day of such Extended Term, it is determined that additional Minimum Rent is due Lessor, the aggregate amount of any such additional Minimum Rent shall be paid to Lessor within thirty (30) days of the determination of the Fair Market Rent for such Extended Term.

                 (g) Each of the parties shall pay the fees of the appraiser that it selects pursuant to Paragraph 18.2(c), above, and shall equally share the cost of the third appraiser, if necessary, and shall equally share the cost of arbitration (excluding attorneys' fees), if necessary.

                                     ARTICLE XIX

     19. HOLDING OVER. If Lessee shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be as a month-to-month tenant during which time Lessee shall pay as rental each month, one and one-half times the aggregate of (i) one-twelfth of the aggregate Minimum Rent payable with respect to the last Lease Year of the Term; (ii) all Additional Charges accruing during the month; and (iii) all other sums payable by Lessee pursuant to the provisions of this Lease. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                     ARTICLE XX

     20. RISK OF LOSS. During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures (to the extent caused by or through Lessee), attachments, levies or executions (other than those caused by or through Lessor) is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor, nor shall any of the events mentioned in this Paragraph entitle Lessee to any abatement of Rent except as specifically provided in this

Lease, or any right to terminate this Lease, except as provided in Articles XIV or XV, above. Without limiting the foregoing, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Leased Property, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Leased Property, or upon other portions of the Land, or any part thereof, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of Lessee, or any other party named above. Lessor shall, however, remain liable for any damages arising from Lessor's own willful misconduct.

                                     ARTICLE XXI

     21. INDEMNIFICATION. Notwithstanding the existence of any insurance provided for in Article XIII, and without regard to the policy limits of any such insurance, Lessee will protect, indemnify, hold harmless and defend Lessor from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, costs, and expenses (including, without limitation, actual reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of any of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of malpractice, whether occurring prior to or after the Commencement Date; (b) any third party claims of any kind relating to the Leased Property, the Facilities or the operation thereof, whether sounding in contract or tort, and whether arising directly or indirectly from the acts or omissions of Lessor, Lessee, or any of Lessee's teachers, administrators, students, employees, agents, invitees, guests, permittees or trespassers; (c) any occupancy, use, misuse, non-use, condition, maintenance, or repair by Lessee of the Leased Property; (d) any Impositions (which are the obligations of Lessee to pay pursuant to the applicable provisions of this Lease, which include any Impositions arising prior to the Commencement Date);
(e) any failure on the part of Lessee to perform or comply with any of the terms of this Lease; (f) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord (Lessee) thereunder; (g) any Hazardous Materials, as defined in Paragraph 10.2, above that now or hereafter during the Term may be located in, on or around, or may potentially affect, any part of the Land or Leased Improvements; (h) any and all other matters pertaining to the Leased Property or the operation of the Facilities after the date of this Lease or otherwise during the Term, including without limitation compliance with or failure to comply with the provisions of the Fair Housing Amendments Act of 1988, as amended from time to time, to the extent applicable; and (i) any liability relating to the construction or development of the Facilities, or any patent or latent defects in the physical plant of the Facilities, whether arising in connection with events occurring prior to or after the Commencement Date, including without limitation compliance with or failure to comply with the provisions of the federal Americans with Disabilities Act, as amended from time to time.

Any amounts which become payable by Lessee under this Paragraph shall be paid within ten (10) days of the date the same becomes due and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Lessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit, at Lessee's sole cost, but after consultation with and approval by Lessor. Nothing herein shall be construed as indemnifying Lessor against its willful misconduct. Lessee's liability for a breach of the provisions of this article arising during the Term hereof shall survive any termination of this Lease.

                                   ARTICLE XXII

     22. SUBLETTING AND ASSIGNMENT. Lessee may not assign, sublease or sublet, encumber, appropriate, pledge or otherwise transfer, the Lease or the leasehold or other interest in the Leased Property without the prior written consent of Lessor, which consent may be given or withheld in Lessor's sole discretion. Upon Lessor's consent, (a) in the case of any subletting, the sublessee shall comply with the provisions of Paragraph 22.2, and (b) in the case of any assignment, any such assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. In the case of either an assignment or a subletting, (i) an original counterpart of each sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor, and (ii) Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder.

          22.1 ATTORNMENT. Lessee shall insert in each sublease permitted under Paragraph 22 provisions to that effect that (i) such sublease is subject and subordinate to all of the terms and provisions of this Lease and the rights of Lessor hereunder; (ii) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease; and (iii) in the event the sublessee receives a written Notice from Lessor or Lessor's assignees, if any, stating that Lessee is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rents received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against amounts owing by Lessee under this Lease.

          22.2 SUBLEASE LIMITATION. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the sublessee; or (ii) any other formula such that any portion of the sublease rental received by Lessor would fail to qualify as "rents from real property" within the meaning of Paragraph 856(d) of the Code, or any similar or successor provision thereto.

                                  ARTICLE XXIII

     23.  OFFICER'S CERTIFICATES AND FINANCIAL STATEMENTS.

                 (a) At any time from time-to-time upon not less than twenty (20) days Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid and such other information concerning this Lease as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Paragraph may be relied upon by Lessor and any prospective purchaser or lender of the Leased Property.

                 (b) Within one hundred twenty (120) days after the end of each Fiscal Year, Lessee agrees to provide to Lessor consolidating financials for the Facilities for such Fiscal Year, together with an Officer's Certificate certifying that all information thereon is true and correct.

                 (c) Within one hundred twenty (120) days after the end of each Fiscal Year, Lessee agrees to provide to Lessor audited annual financial statements and the Annual Report Form 10-K of Lessee.

                 (d) In addition to all other obligations to provide financial information contained in the Lease, Lessee will furnish the following statements to Lessor:

                         (i)  within one hundred twenty (120) days after the
end of each Lease Year, an Officer's Certificate stating that to the best of the signer's knowledge and belief after making reasonable inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease, or if Lessee shall be in default to its knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same, and

                         (ii)  with reasonable promptness, such other
information respecting the financial condition and affairs of Lessee as Lessor may reasonably request from time-to-time.

                                   ARTICLE XXIV

     24. LESSOR'S RIGHT OF ENTRY. Lessee shall allow Lessor and its authorized representatives access to the Leased Property on at least one Business Day's prior notice during usual business hours, (i) to inspect the Leased Property; or (ii) in the event that Lessee does not give Lessor Notice to Extend as and when provided under Paragraph 18.1 above, or in any case during the last six (6) months of the Term, to show the Leased Property to prospective mortgagees or lessees, and otherwise to prepare the Leased Property for the change of operation as of the expiration of the Term. Lessor shall not unreasonably interfere with Lessee's operation of the Leased Property.

                                   ARTICLE XXV

          25.1 ASSIGNMENT OF INTANGIBLES. The date on which this Lease either terminates pursuant to its terms or is terminated by either party whether pursuant to a right granted to it hereunder or otherwise shall be referred to as the "Closing Date" in this Article XXV. On the Closing Date, this Lease shall be deemed and construed as an absolute assignment for purposes of vesting in Lessor (or its designee) all of Lessee's right, title and interest in and to the following intangible property which is now or hereafter used in connection with the operation of the Leased Property (the "Intangibles") and an assumption by Lessor (or its designee) of Lessee's obligations under the Intangibles:

                 (a) service contracts for the benefit of the Leased Property to which Lessee is a party, and which can be terminated without penalty by Lessee or within thirty (30) or fewer days' notice;

                 (b) any state, federal or other third-party payor programs (excluding the right to any reimbursement for periods on or prior to the Closing Date) entered in connection with the Leased Property to the extent assignable by Lessee;

                 (c) all licenses, permits, accreditations, charters and certificates of occupancy issued by any federal, state, municipal or quasi-governmental authority for the use, maintenance or operation of the Leased Property, running to or in favor of Lessee;

                 (d) all documents, charts, personnel records, property manuals, records and lists maintained with respect to the Leased Property, books, records, files and other business records attributable to the business or operations of the Leased Property;

                 (e) all existing agreements with or relating to students at the Leased Property (excluding the right to any payments for periods prior to the Closing Date, as hereinafter defined);

                 (f) all assignable indemnities, guaranties and warranties in favor of Lessee with respect to the Leased Property, the Lessee's Personal Property and/or the Consumable Inventory;

                 (g) all other assignable intangible property not enumerated herein which is now or hereafter used in connection with the operation of the Leased Property as an educational facility; and

                 (h) The business of the Lessee as conducted at the Leased Property as a going concern, including but not limited to the name of the school and any other tradenames associated therewith, and all telephone numbers presently in use therein.

          25.2 ADJUSTMENTS AND PRORATIONS. Lessor shall be responsible for and pay all accrued expenses with respect to the Leased Property accruing on or after 12:01 a.m. on the day after the Closing Date (the "Adjustment Date") and shall be entitled to receive and retain all revenues from the Leased Property accruing on or after the Adjustment Date. Within fifteen (15) business days after the Closing Date, the following adjustments and prorations shall be determined as of the Adjustment Date:

                 (a) All Impositions. To the extent the actual amount of such Impositions is not available on the Closing Date for the tax year in which the Adjustment Date occurs, the proration of such taxes shall be estimated at the Closing Date based upon reasonable information available to the parties, including information disclosed by the local tax office or other public information, and an adjustment shall be made when actual figures are published or otherwise become available.

                 (b) Lessee will terminate the employment of all employees on the Closing Date. The obligation for wages and the obligation, if any, to pay to employees of the Leased Property accrued vacation and sick leave pay or employer severance pay or other accrued benefits which may be payable as the result of any termination of any employee on or prior to the Closing Date for the period prior to the Closing Date shall remain the Lessee's obligation and shall be satisfied by Lessee as of the Closing Date.

                 (c) Lessor shall receive a credit equal to any tuition or other payments received with respect to students at the Leased Property to the extent attributable to periods following the Closing Date.

                 (d) The present insurance coverage on the Leased Property shall be terminated as of the Closing Date and there shall be no proration of insurance premiums.

                 (e) All other income from, and expenses of, the Leased Property (other than mortgage interest, principal and trustee fees), including but not limited to public utility charges and deposits, maintenance charges and service charges shall be prorated between Lessee and Lessor as of the Adjustment Date. Lessee shall, if possible, obtain final utility meter readings as of the Closing Date. To the extent that information for any such proration is not available on the Closing Date, Lessee and Lessor shall effect such proration within thirty (30) days after the Closing Date.

                 (f) Lessee shall receive a credit equal to (i) any pre-paid Rent, Impositions, insurance premiums or other amounts; (ii) any sums held in the Deposit Account for Impositions, Rent or other amounts; and
(iii) any other sums being held by Lessor or any Facility Mortgagee for the benefit of Lessee, which sums shall continue to be held in accordance with the applicable provisions of this Lease, which provisions shall remain in effect solely for the purposes of determining the disposition of such funds being held in escrow.

          25.3   TRANSFER OF OPERATIONS.

                 25.3.1 All necessary arrangements shall be made to provide possession of the Leased Property to Lessor on the Closing Date, at which time of possession Lessee shall deliver to Lessor all records and other personal information concerning all students enrolled at the Leased Property at any time prior to or during the Term and other relevant records used or developed in connection with the business conducted at the Leased Property. Such transfer and delivery shall be in accordance with all applicable laws, rules and regulations concerning the transfer of student records.

                 25.3.2 Lessee shall provide Lessor with an accounting of all funds belonging to students or employees at the Leased Property which are held by Lessee in a custodial capacity. Such accounting shall set forth the names of the parties for whom such funds are held, the amounts held on behalf of each such party and the Lessee's warranty that, to the actual current knowledge of Lessee, the accounting is true, correct and complete. Additionally, Lessee in accordance with all applicable rules and regulations, shall make all necessary arrangements to transfer such funds to a bank account designated by Lessor, and Lessor shall in writing acknowledge receipt of and expressly assume all the Lessee's financial and custodial obligations with respect thereto. Notwithstanding the foregoing, Lessee will indemnify, defend and hold Lessor harmless from all liabilities, claims and demands, including reasonable attorney's fees, in the event the amount of funds, if any, transferred to Lessor's bank account as provided above, did not represent the full amount of the funds then or thereafter shown to have been delivered to Lessee as custodian that remain undisbursed for the benefit of the parties for whom such funds were deposited, or with respect to any matters relating to any such funds which accrue during the Term of this Lease.

                 25.3.3 All cash, check and cash equivalent at the Leased Property and deposits in bank accounts (other than the trust accounts referenced in subparagraph 25.3.2 above) relating to the Leased Property on the Closing Date shall remain Lessee's property after the Closing Date. All accounts receivable, loans receivable and other receivables of Lessee, whether derived from operation of the Leased Property or otherwise, shall remain the property of Lessee after the Closing Date. Lessee shall retain full responsibility for the collection thereof. Lessor shall assume responsibility for the billing and collection of payment on account of services rendered by it on and after the Closing Date. In order to facilitate Lessee's collection efforts, Lessee agrees to deliver to Lessor, within a reasonable time after the Closing Date, a schedule identifying all outstanding balances owing for the month prior to the Closing Date and Lessor agrees to apply any payments received which are specifically designated as being applicable to services rendered prior to the Closing Date to reduce such pre-Closing balances by promptly remitting said payments to Lessee. In the event payments specifically indicate that they relate to services rendered post-Closing, such payments shall be retained by Lessor. In the event no designation is made, such payments shall be applied one-half to Lessee's accounts receivable and one-half to Lessor's accounts receivable. Lessor shall cooperate with Lessee in Lessee's collection of its preclosing accounts receivable. Lessor shall have no liability for uncollectible receivables and shall not be obligated to bear any expense as a result of such activities on behalf of Lessee. Lessor shall remit to Lessee or its assignee those portions of any payments received by Lessor arising out of any federal, state or local government payment or reimbursement programs to the extent the same relate to any period ending on or prior to the Closing Date.

                 25.3.4 If, following the Closing Date, Lessor receives payment from any state or federal agency or third-party provider which represents reimbursement with respect to services provided at the Leased Property prior to the Adjustment Date, Lessor agrees that it shall remit such payments to Lessee. Payments by Lessor to Lessee shall be accompanied by a copy of the appropriate remittance.

                 25.3.5 In addition to the obligations required to be performed hereunder by Lessee and Lessor at the Closing Date, Lessee and Lessor agree to perform such other acts, and to execute, acknowledge, and/or deliver subsequent to the Closing Date such other instruments, documents and materials, as the other may reasonably request in order to effectuate the consummation of the transaction contemplated herein.

                 25.3.6 Lessor shall have the right to offset against any monies due Lessee pursuant to the terms of this Article XXV, any amounts due by Lessee to Lessor pursuant to this Lease or due by Lessee to any third party for taxes, utilities, unemployment insurance premiums, payroll obligations or any service for which a comparable service and provider is not reasonably available in the applicable geographical area.

                 25.3.7 If the termination of this Lease is a result of an Event of Default, then to the extent any monies are due to Lessee pursuant to this Article XXV, such sums shall be applied by Lessor to any damages suffered by Lessor as a result of Lessee's Event of Default.

          25.4 INDEMNIFICATION. Lessee for itself, its successors and assigns hereby indemnifies and agrees to defend and hold Lessor and its successors and assigns harmless from any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies (including interest, penalties and reasonable attorney's fees, costs and expenses) which any of them may suffer as a result of the breach by Lessee in the performance of any of its commitments, covenants, or obligations under this Article XXV, or with respect to any suits, arbitration proceedings, administrative actions or investigations which relate to the use by Lessee of the Leased Property during the Term of this Lease or any liability which may arise from operation of the Leased Property as an educational facility during the Term of this Lease. The rights of Lessor under this paragraph are without prejudice to any other remedies not inconsistent herewith which Lessor may have against Lessee pursuant to the terms of this Lease.

          25.5 NO LIMITATION. The provisions of this Article XXV shall not limit in any way Lessor's rights and remedies under the Security Agreement or otherwise under this Lease.

                                   ARTICLE XXVI

     26. NO WAIVER. The waiver by Lessor or Lessee of any term, covenant or condition in this Lease shall not be deemed to be a waiver of any other term, covenant or condition or any subsequent waiver of the same or any other term, covenant or condition contained in this Lease. The subsequent acceptance of rent hereunder by Lessor or any payment by Lessee shall not be deemed to be a waiver of any preceding default of any term, covenant or condition of this Lease, other than the failure to pay the particular amount so received and accepted, regardless of the knowledge of any preceding default at the time of the receipt or acceptance.

                                  ARTICLE XXVII

     27. REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of each party now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by each party of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by such party of any or all of such other rights, powers and remedies.

                                  ARTICLE XXVIII

     28. ACCEPTANCE OF SURRENDER. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                   ARTICLE XXIX

     29. NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation, or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate; and (b) the fee estate in the Leased Property.

                                   ARTICLE XXX

     30. CONVEYANCE BY LESSOR. If Lessor or any successor owner of the Leased Property shall transfer or assign Lessor's title or interest in the Leased Property or this Lease other than as security for a debt, then, subject to the provisions of this Article XXX and provided the new owner has agreed in writing for the benefit of Lessee to recognize this Lease and be bound by all of the terms and conditions hereof, Lessor shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such transfer or assignment and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                                   ARTICLE XXXI

     31. QUIET ENJOYMENT. So long as Lessee shall pay all Rent as the same becomes due and shall comply with all of the terms of this Lease and perform its obligations hereunder, and except for any claims, actions, liens or encumbrances arising from the acts or omissions of Lessee or otherwise from events occurring prior to the Commencement Date hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Lessee. Except as otherwise provided in this Lease, no failure by Lessor to comply with the foregoing covenant or any covenant of this Lease shall give Lessee any right to cancel or terminate this Lease or abate, reduce or made a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder.

                                  ARTICLE XXXII

     32. NOTICES. All notices, demands, requests, consents, approvals, and other communications ("Notice" or "Notices") hereunder shall be in writing and shall be either (a) personally served; (b) sent by facsimile transmittal; or (c) sent by overnight courier (such as Federal Express, DHL, etc.). If sent by facsimile, receipt shall be deemed effective upon confirmation of transmittal thereof; and if sent via overnight courier, receipt shall be deemed effective twenty-four (24) hours after the sending thereof. All notices to be given pursuant to this Lease shall be given to the parties at the following respective addresses.

          (a)    If to Lessee:          The Tesseract Group, Inc.
                                        3800 West 80th Street, Suite 1400
                                        Minneapolis, Minnesota 55431
                                        Attention: Mr. John T. Golle

                 with a copy to:        Faegre & Benson
                                        2500 Republic Plaza
                                        370 Seventeenth Street
                                        Denver, Colorado 80202-4004
                                        Attention: Diane B. Davies, Esq.

          (b)    If to Lessor:          EduCorp Properties, Inc.
                                        c/o LTC Properties, Inc.
                                        300 Esplanade Drive, Suite 1860
                                        Oxnard, California 93030
                                        Attention:  Mr. Christopher T. Ishikawa
                 with a copy to:        EduCorp Properties, Inc.
                                        c/o LTC Properties, Inc.
                                        300 Esplanade Drive, Suite 1860
                                        Oxnard, California 93030
                                        Attention:  Pamela J. Privett, Esq.

                              and:      Stern, Neubauer, Greenwald & Pauly
                                        1299 Ocean Avenue, Tenth Floor
                                        Santa Monica, CA  90401-1007
                                        Attention:  Dennis L. Greenwald, Esq.

                                  ARTICLE XXXIII

          33.1 LESSOR MAY GRANT LIENS. Lessor may, subject to the terms and conditions set forth below in this Paragraph 33.1, from time-to-time, directly or indirectly, create or otherwise cause to exist any lien or encumbrance or any other change of title ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance shall contain the right to prepay (whether or not subject to a prepayment penalty) and shall provide that it is subject to the rights of Lessee under this Lease, provided that any holder of an Encumbrance shall (a) give Lessee the same notice, if any, given to Lessor of any default or acceleration of any obligation underlying any such mortgage or any sale in foreclosure under such mortgage; (b) permit Lessee to cure any such default on Lessor's behalf within any applicable cure period, and Lessee shall be reimbursed by Lessor or shall be entitled to offset against Minimum Rent payments next accruing or coming due for any and all costs incurred in effecting such cure, including, without limitation, out-of-pocket costs incurred to effect any such cure (including reasonable attorneys' fees); (c) permit Lessee to appear and to bid at any sale in foreclosure made with respect to, and/or any sale by virtue of the exercise of the power of sale contained in, any such mortgage, and (d) provide that in the event of foreclosure or other possession of the Leased Property by the Mortgagee, that the Mortgagee (or other purchaser) shall be bound by the terms and provisions of this Lease. Upon the reasonable request of Lessor, Lessee shall execute an agreement to the effect that this Lease shall be subject and subordinate to the lien of a new mortgage on the Leased Property, and that in the event of any default or foreclosure under such mortgage, Lessee shall attorn to the new mortgagee, and as otherwise requested by Lessor on the condition that the mortgagee execute a non-disturbance agreement recognizing this Lease and agreeing, for itself and its successor and assigns, to comply with the provisions of this
Article XXXIII.

          33.2 LESSEE'S RIGHT TO CURE. Subject to the provisions of Paragraph 33.3, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to any other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand, but may not be offset by Lessee against payments of Rent hereunder.

          33.3 BREACH BY LESSOR. It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed, and such failure shall continue for a period of thirty (30) days after Notice thereof from Lessee unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within said thirty (30) day period, proceeds promptly, continuously and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

                                  ARTICLE XXXIV

     34.  MISCELLANEOUS.

          34.1 SURVIVAL OF OBLIGATIONS. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to, or in connection with any event occurring prior to, the date of any expiration or termination of this Lease or the date of Lessee's surrender of possession, whichever is later, shall survive such termination or surrender of possession.

          34.2 LATE CHARGES; INTEREST. If any interest rate provided for in any provision of this Lease is based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

          34.3 LIMITS OF LESSOR'S LIABILITY. Lessee specifically agrees to look solely to the assets of Lessor for recovery of any judgment against Lessor, it being specifically agreed that no constituent shareholder, officer or director of Lessor shall ever be personally liable for any such judgment or the payment of any monetary obligation to Lessee. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest, or any action not involving the personal liability of Lessor (original or successor). Additionally, Lessor shall be exonerated from any further liability under this Lease upon Lessor's transfer or other divestiture of its ownership of the Leased Property, provided that the assignee or grantee shall expressly assume in writing the obligations of Lessor hereunder. Furthermore, in no event shall Lessor (original or successor) ever be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause.

          34.4 PROHIBITED TRANSACTIONS. At all times during the Term of this Lease, Lessee shall be prohibited from directly or indirectly engaging in any of the following transactions (collectively, "Prohibited Transactions"): (a) buying back any shares of corporate stock; (b) declaring a dividend to shareholders of Lessee; and (c) repaying any loan or other indebtedness to any current or former directors, officers, shareholders or affiliates of Lessee;

provided, however, that Lessee may engage in Prohibited Transactions during any period that, and so long as, Lessee's debt to adjusted equity (measured as total shareholders' equity determined in accordance with GAAP, less goodwill) ratio is less than twenty-five percent (25%).

          34.5 ADDENDUM, AMENDMENTS AND EXHIBITS. Any addendum, amendments and exhibits attached to this Lease are hereby incorporated in this Lease and made a part of this Lease.

          34.6 HEADINGS. The headings and paragraph titles in this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

          34.7 TIME. Time is of the essence of this Lease and each and all of its provisions.

          34.8 DAYS. Unless otherwise expressly indicated herein, any reference to "days" in this Lease shall be deemed to refer to calendar days.

          34.9 RENT. Each and every monetary obligation under this Lease shall be deemed to be "Rent" under this Lease and for all other purposes under law.

          34.10 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Arizona, but not including its conflicts of laws rules; thus the law that will apply is the law applicable to a transaction solely within the State of Arizona, including parties solely domiciled in the State of Arizona.

          34.11 SUCCESSORS AND ASSIGNS. The covenants and conditions contained in this Lease shall, subject to the provisions regarding assignment (Article XXII), apply to and bind the heirs, successors, executors, administrators, and assigns of Lessor and Lessee.

          34.12 RECORDATION. Lessor and Lessee shall execute with appropriate acknowledgments and record in the Official Records of the county where the Leased Property is located, that certain Short Form Lease in the form and content of EXHIBIT "B" attached hereto. Lessor and Lessee shall equally share the cost of recording the Memorandum of Lease.

          34.13 PRIOR AND FUTURE AGREEMENTS. This Lease contains all of the agreements of Lessor and Lessee with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by both Lessor and Lessee or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both Lessor and Lessee.

          34.14 PARTIAL INVALIDITY. Any provision of this Lease which shall be held by a court of competent jurisdiction to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision or term of this Lease, and such other provision or terms shall remain in full force and effect.

          34.15 ATTORNEYS' FEES. In the event of any action or proceeding brought by one party against the other under this Lease, the prevailing party shall be entitled to recover its attorneys' fees in such action or proceeding from the other party, including all attorneys' fees incurred in connection with any appeals, and any post-judgment attorneys' fees incurred in efforts to collect on any judgment.

          34.16 AUTHORITY OF LESSOR AND LESSEE. Lessor and Lessee each hereby represent and warrant that the individuals signing on its behalf are duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with the bylaws of the corporation, and that this Lease is binding upon the corporation.

          34.17 RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be deemed or construed by Lessor or Lessee, nor by any third party, as creating the relationship of principal and agent or a partnership, or a joint venture by Lessor or Lessee, it being understood and agreed that no provision contained in this Lease nor any acts of Lessor and Lessee shall be deemed to create any relationship other than the relationship of landlord and tenant.

          34.18 COUNTERPARTS. This Lease may be executed in one or more separate counterparts, each of which, once they are executed, shall be deemed to be an original. Such counterparts shall be and constitute one and the same instrument.

          34.19 BROKERS. Lessor warrants to Lessee that, other than Sperry Van Ness, it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and it knows of no real estate broker or agent who is entitled to a commission in connection with this Lease. Lessee warrants to Lessor that, other than Stanford M. Baratz or Baratz Financial, it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and it knows of no real estate broker or agent who is entitled to a commission in connection with this Lease. Lessor and Lessee hereby agree to indemnify the other and to hold the other harmless from and against any and all costs, expenses, claims, damages, suits, including attorneys' fees, in any way resulting from claims or demands for commissions or other compensation from any real estate brokers claiming through such party with respect to this Lease.

     WHEREFORE, each of the parties has accepted and agreed by affixing their respective authorized signatures below as of the date first above written.

     "LESSEE"                   THE TESSERACT GROUP, INC.,
                                A MINNESOTA CORPORATION


                                By: /s/ Tony Verbeten
                                   ----------------------------------------

                                Name: Tony Verbeten
                                     --------------------------------------

                                Its: Chief Financial Officer
                                    ---------------------------------------

     "LESSOR"                   EDUCORP PROPERTIES, INC.,
                                A NEVADA CORPORATION


                                By:
                                   ----------------------------------------

                                Name:
                                     --------------------------------------

                                Its:
                                    ---------------------------------------

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